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AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR - DATED SEPTEMBER 9, 2025

SUBJECT TO COMPLETION

RYSE INC.

Issuer’s principal address: 20 Camden St., Toronto, Ontario, Canada M5V 1V1

Issuer’s telephone number: 929-219-3299

Issuer’s website: www.helloryse.com

RYSE Inc. (herein referred to as “RYSE,” “we,” “us,” “our,” and the “Company”) is offering up to 10,000,000 shares of our non-voting Class B common stock (the “Shares”) at $2.25 per share, for gross proceeds from the sale of Shares of up to $22,500,000 (“Maximum Offering Amount”). To offset some of the transactional expenses associated with this offering, we will charge investors a fee equal to $50.00 per investor (“Investor Processing Fee”). The minimum investment established for each investor is $1,001.25, plus the Investor Processing Fee. For more information on the securities offered hereby, please see the item titled “Securities Being Offered” on page 38.

Investors who invest $2,500 or more in this offering will receive additional Shares (“Bonus Shares”), with the amount of Bonus Shares to be received to be based on the amount invested. Fractional Bonus Shares will not be distributed, and Bonus Shares will be determined by rounding to the nearest whole Bonus Share. Bonus Shares will be issued as follows:

·$2,500+ investment will receive 10% Bonus Shares

·$5,000+ investment will receive 15% Bonus Shares plus 1x RYSE SmartShade

·$10,000+ investment will receive 20% Bonus Shares plus 2x RYSE SmartShade plus SmartBridge

·$25,000+ investment will receive 25% Bonus Shares plus 4x RYSE SmartShade plus SmartBridge

·$50,000+ investment will receive 30% Bonus Shares plus 8x RYSE SmartShade plus SmartBridge

·$100,000+ investment will receive 40% Bonus Shares plus 10x RYSE SmartShade plus SmartBridge

·$250,000+ investment will receive 50% Bonus Shares plus 20x RYSE SmartShade plus SmartBridge

The maximum number of Bonus Shares that the Company will issue cannot be determined at this time; however, if the Company were to issue the maximum number of Bonus Shares possible, the Company would issue 4,984,707 Bonus Shares in this offering, for a total 14,984,707 offered Shares.

Shares are being offered on a “best efforts” basis. The sale of Shares will commence within two days from the date this Offering Circular, as amended from time-to-time, is qualified by the Securities and Exchange Commission (“SEC”). This offering will terminate at the earlier to occur of: (i) all Shares offered hereby being sold, (ii) the date three years from the date this offering circular is initially qualified by the SEC, although the offering may be extended by an additional 180 days if the Company files a new offering statement covering these securities pursuant to SEC Rule 251 (d)(3)(i)(F) (notwithstanding the foregoing, the Company reasonably expects to sell all Bonds within two years from qualification), or (iii) such earlier date as terminated by the Company.

Price of common stock	Price to Public [1]	Underwriting Discount and Commissions [2]	Proceeds to Issuer [3]
Per Share	$2.25	0.10	2.15
Investor Processing Fee Per Investor(2)(4)(5)	$50.00	2.25	47.75
Investor Processing Fee Maximum(2)(4)(5)	$1,123,550	50,565,590.75	1,073,038
Maximum Offering Amount(2)(5)	$22,500,000	1,037,500	21,462,500
Maximum Offering Amount with Bonus Shares(2)(5)	$34,839,140.75	1,338,059.75	22,285,490.25

(1)	All amounts in this chart and circular are in U.S. dollars unless otherwise indicated. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Shares is not sold. All investor funds will be held in a processing account until the investor’s subscription is accepted by the Company, at which time such funds will become available for the Company’s use. We will conduct separate closings, which closings may be conducted on a rolling basis. Closings will be conducted promptly after receiving investor funds, but in no case any less frequently than every 30 days.

(2)	We have engaged DealMaker Securities LLC, referred to herein as the “Broker,” for administrative and compliance related services in connection with this Offering. The Broker is not purchasing any securities from the Company with a view to sell those for the Company as part of the distribution of the security. The Broker and its affiliates will receive one-time advances of accountable expenses of $10,000, monthly advances of accountable expenses of $1,250 totalling $3,750, a monthly account maintenance/management and advisory fee of $1,250 up to a maximum of $11,250, and prospective marketing budget fees of $250,000, which compensation is reflected as a total in the above table. The Broker will also receive four and 50/100th percent (4.5%) of the amount raised in this offering. The Broker will earn a commission on the Investor Processing Fee paid by investors but not on the Bonus Shares issued by the Company. The compensation due to Broker is capped at $1,338,059.75, assuming we raise the Maximum Offering Amount. Please see “Plan of Distribution” for additional information.

(3)	We expect to incur expenses relating to this offering in addition to the fees due to the Broker, including, but not limited to, legal, accounting, marketing, travel, and other miscellaneous expenses, which are not included in the foregoing table. Only the Broker’s four and 50/100th percent (4.5%) commission is included in the above table. See “Use of Proceeds” for more detail.

(4)	The investor processing fee is $50.00 per investment submission (the “Investor Processing Fee”). The amount of Investor Processing Fee to be received by the Company cannot be determined at this time; however, if every investor were to invest only the minimum investment amount required, we would collect $1,123,550 in Investor Processing Fees. The Investor Processing Fees will be applied towards the maximum amount the Company can raise under Regulation A and each unaccredited investor’s investment limits discussed herein; however, no Shares will be issued in consideration for Investor Processing Fees.

(5)	The Company may issue up to 4,984,707 Bonus Shares in this offering, if the maximum number of Bonus Shares is issued. The SEC applies a deemed value to Bonus Shares and counts such value against the maximum $75M that an issuer may raise each year. The SEC applies a deemed value to Bonus Shares equal to the purchase price of the Shares being offered, $2.25 per Bonus Share in our case. Thus, we will be deemed to have offered up to $11,215,590.80 in Bonus Shares, up to $22,500,000 in offered Shares, and up to $1,123,550 in Investor Processing Fees, for a total deemed potential maximum offering amount of $34,839,140.75. Included within the Maximum Offering Amount, the Company is including in this offering up to $8,918,100.40 of Shares unsold as of July 23, 2025 under its previous Form 1-A, initially qualified by the SEC July 27, 2022 and as amended and supplemented from time to time, to be sold at the current price of $2.00 per share, for up to 4,459,050 Shares available to be sold under the old offering statement for a period up to the date 180 days after the third anniversary of the initial qualification date or the date the offering statement of which this offering circular is a part, as amended or supplemented, is qualified, whichever occurs first.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our Shares are not now listed on any national securities exchange, quotation system or the Nasdaq stock market and there is no market for our securities. There is no guarantee, and it is unlikely, that an active trading market will develop in our securities. Investors should be prepared to hold our Shares indefinitely.

This offering is being made pursuant to Tier 2 of Regulation A, following the Form 1-A Offering Circular disclosure format.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 4.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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SUMMARY INFORMATION

This summary highlights some of the information in this Offering Circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors” and the exhibits included with the Offering Statement, before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” “RYSE,” and the “Company” refer to RYSE Inc. together with our wholly owned subsidiaries. In instances where we refer emphatically to “RYSE Inc.” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity. The term “Offering Circular” refers to this Offering Circular which comprises Part 2 of the Offering Statement (“Offering Statement”) filed with the SEC on Form 1-A, of which this Offering Circular is a part.

Company Overview

RYSE Inc. is an “internet-of-things” (“IoT”) technology company that creates devices to motorize and automate window coverings, servicing the residential and commercial markets. RYSE intends to re-invent the concept of window blinds and shades motorization, by creating a suite of retrofit and after-market devices that will enable the automation of existing installed window coverings.

RYSE Inc. was incorporated on May 6, 2009 in Ontario, Canada as ETAPA Window Fashions and began operations on January 1, 2015. The Company changed its legal name to Axis Labs Inc. on January 15, 2016 and to RYSE Inc. on August 28, 2020. The company has a Delaware subsidiary RYSE USA Inc. (formerly AXIS Labs USA Inc.), which is a ‘flow-through’ entity, where a transfer price agreement has been established in which all funds are flowed to the Canadian parent, and the US subsidiary acts as an ‘agent’ for the Canadian parent, for US related business matters.

Our Mission

Our mission at RYSE is to enhance your space, with smart and simple technology – focusing on both providing greater comfort and greater energy savings. We have the vision to put RYSE on every window covering. We want consumers to think of ‘RYSE’ when they think of smart blinds or smart shades.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Due to recurring losses from operations and the accumulated deficit the Company’s auditor has stated that substantial doubt exists about the Company’s ability to continue as a going concern.

The consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operations for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. The application of the going concern basis is dependent upon the Company achieving profitable operations to generate sufficient cash flows to fund continuing operations, or, in the absence of adequate cash flows from operations, obtaining additional financing to support operations for the foreseeable future.

Use of Proceeds

In general, the Company will use net proceeds from the offering for operational working capital, marketing, capital expenditures and ongoing legal and accounting. See “Use of Proceeds” on page 24 for more detail.

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The Offering

This Offering Circular relates to the sale of up to 10,000,000 Shares of our Class B non-voting common stock at a price of $2.25 per Share. Each investor will also be charged a $50 Investor Processing Fee per purchase.

Investors purchasing a minimum of $2,500 in Shares will receive Bonus Shares as follows:

·$2,500+ investment will receive 10% Bonus Shares

·$5,000+ investment will receive 15% Bonus Shares plus 1x RYSE SmartShade

·$10,000+ investment will receive 20% Bonus Shares plus 2x RYSE SmartShade plus SmartBridge

·$25,000+ investment will receive 25% Bonus Shares plus 4x RYSE SmartShade plus SmartBridge

·$50,000+ investment will receive 30% Bonus Shares plus 8x RYSE SmartShade plus SmartBridge

·$100,000+ investment will receive 40% Bonus Shares plus 10x RYSE SmartShade plus SmartBridge

·$250,000+ investment will receive 50% Bonus Shares plus 20x RYSE SmartShade plus SmartBridge

The maximum number of Bonus Shares that the Company will issue cannot be determined at this time The maximum number of Bonus Shares that the Company will issue cannot be determined at this time; however, if the Company were to issue the maximum number of Bonus Shares possible, the Company would issue 4,984,707 Bonus Shares in this offering, for a total 14,984,707 offered Shares.

There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. All funds raised by the Company from this offering will be immediately available for the Company’s use after each respective closing. We intend to hold closings, including the initial closing, no less frequently than every 30 days.

Shares are being offered on a “best efforts” basis. We have engaged Dealmaker Securities LLC to act as the Broker of record in connection with this offering, but not for underwriting or placement agent services. We have also engaged affiliates of the Broker to provide ancillary services.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by wire transfer, ACH, credit card, or Stablecoin through our subscription portal at www.helloryse.com. As part of the subscription process, investors will be required to make certain representations in the subscription agreement, including representations that that the investment is compliant with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)I under the Securities Act, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

Shares are being offered on a “best efforts” basis. The sale of Shares will commence within two days from the date this Offering Circular, as amended from time-to-time, is qualified by the Securities and Exchange Commission (“SEC”). This offering will terminate at the earlier to occur of: (i) all Shares offered hereby being sold, (ii) the date three years from the date this offering circular is initially qualified by the SEC, although the offering may be extended by an additional 180 days if the Company files a new offering statement covering these securities pursuant to SEC Rule 251 (d)(3)(i)(F) (notwithstanding the foregoing, the Company reasonably expects to sell all Bonds within two years from qualification), or (iii) such earlier date as terminated by the Company.

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ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our Shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S./CAN Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

PRESENTATION OF FINANCIAL INFORMATION

The financial information contained in this Offering Circular derives from (i) the audited financial statements of RYSE Inc., a Canadian corporation, for the periods ended December 31, 2023 and December 31, 2024. Our audited financial statements are prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. Our fiscal year ends on December 31 of each year, so all references to a particular fiscal year are to the applicable year ended December 31. References to “$,” “USD$” or “dollars” are to U.S. dollars, and all references to “CAD$” or “C$” are to the lawful currency of Canada. Except as otherwise indicated, our financial statements and other information are presented in Canadian dollars while offering terms are expressed in USD$.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

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RISK FACTORS

Any investment in our Class B non-voting common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Offering Circular before deciding whether to purchase our hares. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Offering Circular also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Offering Circular. In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our common stock. Material risks identified by the Company are discussed in this section; however, discussion may not include all risks applicable to an investment in Shares to the extent such risks have not been contemplated by the Company.

Risks Related to this Offering and our Common Stock

There is no current market for any shares of the Company’s stock.

There is no established trading market for our Shares and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer. Investors should assume that they may not be able to liquidate their investment or be able to pledge their shares as collateral and should be prepared to hold this investment indefinitely.

Investors will hold minority, non-voting interests in the Company.

Following this offering, investors in their individual capacities will represent a minority of the Company’s authorized stock. Further, the Class B Shares are non-voting. Therefore Class B holders will not vote on any matter submitted to a vote of the shareholders unless otherwise required by law. To the extent that holders of Class B Common Shares are granted voting rights by statute, investors in this offering will become parties to a voting trust agreement under which they will grant a proxy to the Company’s founder, Trung Pham, to vote their shares on all such matters put to a vote of the shareholders. The Company’s founder holds 100% of the vote for Company matters. The founder and all other current holders of Class A Shares are parties to a voting trust agreement in which the other holders granted a proxy to the founder to vote their shares. Therefore, the company’s founder holds 100% of the voting power of the Company and will continue to be able to exercise all of the voting power of the Company’s equity stock at the conclusion of this offering and therefore control the board. Accordingly, individual investors should anticipate little or no ability to direct the Company’s operations.

Investors in our securities could experience immediate and substantial dilution after this offering.

The public offering price of our Shares is higher than the pro forma net tangible book value per share of the outstanding Common Shares immediately after this offering. As a result of this dilution, investors purchasing Shares in this offering could receive significantly less than the full purchase price that they paid for the Shares purchased in this offering in the event of a liquidation. Further, we have outstanding warrants and options with strike prices less than the price per Share in this offering. Consequently, if these securities are exercised, there could be further dilution to the purchasers of our Shares.

Further, we are offering Bonus Shares to certain investors. Investors who invest $2,500 or more will be issued Bonus Shares, thereby diluting any investor who is not issued Bonus Shares or any investor who is issued Bonus Shares at a lower percentage than other investors.

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Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may at some point have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company and interest charged on unpaid card balances (which can reach almost 30% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution and Selling Shareholders.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the state of Ontario, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 4.1 to the Offering Statement of which this Offering Circular is part. In the agreement, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the province of Ontario, Canada, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the U.S. federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Ontario law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

Investors in this offering will be required to arbitrate their claims relating to the purchase of Shares and will not be entitled to a jury trial or to bring class action with respect to claims arising under the Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

Investors in this offering will be bound by the Subscription Agreement, which includes a provision under which investors waive the right to a jury trial or class action for any eligible claim, which will be settled by binding arbitration as opposed to formal court process, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action. By signing the Subscription Agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

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We may need additional capital, and the sale of additional Shares or other equity securities could result in additional dilution to our stockholders.

We may require additional capital for the development and commercialization of our products and may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. We may sell an unlimited number of Shares. The sale of additional equity securities could result in additional dilution to our stockholders, in an amount that cannot be determined at this time. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our common stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors (the “Board”). We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our founder controls 100% of the vote of the Company’s Shares. Accordingly, he will collectively have significant influence over our affairs due to his substantial ownership coupled with his positions on our board and management team. For example, he will be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of control may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

The intended use of proceeds from this offering is more particularly described in the Section titled “Use of Proceeds,” however, such description is not binding and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our Shares from the Company has been arbitrarily determined.

Our management has determined the Shares offered by the Company. The price of the Shares we are offering was arbitrarily determined based upon the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

The best-efforts structure of this offering may yield insufficient gross proceeds to fully execute our business plan.

Shares are being offered on a best-efforts basis. We are not required to sell any specific number or dollar amount of common stock, but will use our best efforts to sell the Shares offered by us. As a “best efforts” offering, there can be no assurance that the offering contemplated by this Offering Circular will result in any proceeds being made available to us.

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We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of common stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation of the Employee Retirement Income Security Act of 1974 (“ERISA”) provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if, at any time, 25% or more of the value of any class of equity interest is held by benefit plan investors. Because we are relying on this exemption, we will not accept investments from benefit plan investments of 25% or more of the value of any class of equity interest. If repurchases of shares reach 25%, we may repurchase shares of benefit plan investors without their consent until we are under such 25% limit. See the section of this offering circular captioned “ERISA Considerations” for additional information regarding the Plan Assets Regulation.

Shares are being offered under an offering exemption under Regulation A and, if it were later determined that such exemption was not available, U.S. purchasers would be entitled to rescind their purchase agreements.

Shares are being offered to prospective investors pursuant to Tier 2 of Regulation A under the Securities Act. Unless the sale of Shares should qualify for such exemption the U.S. investors might have the right to rescind their purchase of Shares. Since compliance with these exemptions is highly technical, it is possible that if an investor were to seek rescission, such investor would succeed. A similar situation prevails under state law in those states where Shares may be offered without registration. If a number of investors were to be successful in seeking rescission, the Company would face severe financial demands that could adversely affect the Company and, thus, the non-rescinding investors. Inasmuch as the basis for relying on exemptions is factual, depending on the Company’s conduct and the conduct of persons contacting prospective investors and making the offering, the Company will not receive a legal opinion to the effect that this offering is exempt from registration under any federal or state law. Instead, the Company will rely on the operative facts as documented as the Company’s basis for such exemptions.

We may experience investment delays.

There may be a delay between the time an investor’s subscription is accepted by the Company and the time the proceeds of this offering are deployed. During these periods (after an investor’s closing but before the Company has deployed the funds), the Company may invest these proceeds in short-term certificates of deposit, money-market funds, or other liquid assets with FDIC-insured and/or NCUA-insured banking institutions, which may not yield a return as high as if deployed towards operations.

There may be deficiencies with our internal controls that require improvements.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report. We do not know whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

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We also may elect to become a public reporting company under the Exchange Act. If we elect or are required to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies. Alternatively, in the event we become a public reporting company under the Exchange Act, we may qualify for reduced reporting obligations as a Foreign Private Issuer.

In any case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not Foreign Private Issuers or emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

If we are required to register any Shares under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Company.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.” To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year. Alternatively, we may qualify for a conditional exemption for certain Foreign Private Issuers contained in Rule 12g3-2 under the Exchange Act under limited circumstances. If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption or the Foreign Private Issuer exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any securities under the Exchange Act, it would result in significant expense and reporting requirements that would place a financial burden on the Company and a time burden on our management.

Our management team has limited experience managing a publicly reporting company.

Most members of our management team have limited experience managing a publicly reporting company, interacting with public investors, and complying with the increasingly complex laws pertaining to Regulation A reporting companies. Our management team may not successfully or efficiently manage our transition to being a publicly reporting company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, financial condition, and results of operations.

There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with IFRS. Any changes in these estimates, judgments or assumptions, including any changes as a result of changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects.

The preparation of financial statements in accordance with IFRS as issued by IASB requires management and the Board to make judgments, estimates and assumptions that affect the application of policies and the reported amounts of assets and liabilities, income and expenses. Estimates, judgments and assumptions are inherently subject to change in the future, and any such changes, including any changes as a result of changes in accounting principles and guidance, or their interpretation, could result in corresponding changes to the amounts of assets and liabilities, income and expenses.

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Risks Related to our Business

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. As an early-stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a newer business. Accordingly, our business and success face risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We anticipate needing additional funding to pursue additional product development and launch and commercialize our products. There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel additional product development or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay future expansion and/or commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

Our financial situation creates doubt whether we will continue as a going concern.

During the year ended December 31, 2024, the Company incurred a net loss and had an accumulated deficit. Our ability to continue as a going concern is dependent upon obtaining additional equity financing or other capital, attaining further operating efficiencies, reducing expenditures, and, ultimately, generating more revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We do not have any key person insurance.

Terms of subsequent financings may adversely impact your investment.

We will likely need to engage in common equity, debt, or preferred stock financings in the future, which may reduce the value of your investment in the Common Stock. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise more equity capital from the sale of Common Stock, institutional or other investors may negotiate terms that are likely to be more favorable than the terms of your investment, and possibly a lower purchase price per share.

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Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

We intend to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

We may expend our limited resources to pursue a particular product and may fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we have focused our efforts on particular products. As a result, we may forego or delay pursuit of opportunities with other products that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Any failure to improperly assess potential products could result in missed opportunities and/or our focus on products with low market potential, which would harm our business and financial condition.

We engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered, and may continue to enter, into transactions with related parties for financing, corporate, business development and operational services, as detailed herein. Such transactions may not have been entered into on an arm’s-length basis, and we may have achieved more or less favorable terms because such transactions were entered into with our related parties. Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors, which could have a material adverse effect on our liquidity, results of operations and financial condition.

Any inability to protect our intellectual property rights could reduce the value of our technologies and brands, which could adversely affect our financial condition, results of operations and business.

Our business is dependent upon our trademarks, trade secrets, copyrights and other intellectual property rights. There is a risk of certain valuable trade secrets being exposed to potential infringers. In addition, we do not own the formula for our product and third parties may purchase our product from our supplier or may counterfeit our products. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business reputation or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property and/or counterfeiting of our products, we could lose potential revenue, experience diminished brand reputation, and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

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If we fail to comply with government laws and regulations it could have a materially adverse effect on our business.

We are subject to extensive foreign, federal, state and local laws and regulations that are extremely complex. We exercise care in structuring our operations to comply in all material respects with applicable laws to the extent possible. We will also take such laws into account when planning future operations and acquisitions. The laws, rules and regulations described above are complex and subject to interpretation. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business. There can be no assurance however that we will not be found in noncompliance in any particular situation.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel, risks posed by natural disasters, risks of lawsuits from our employees, and risks of lawsuits from customers who are injured from or dissatisfied with our products. Any of these risks may result in significant losses. We cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We rely on third parties to provide services essential to the success of our business.

We rely on third parties to provide a variety of essential business functions for us, including manufacturing, shipping, accounting, legal work, public relations, advertising, retailing, and distribution. It is possible that some of these third parties will fail to perform their services or will perform them in an unacceptable manner. It is possible that we will experience delays, defects, errors, or other problems with their work that will materially impact our operations and we may have little or no recourse to recover damages for these losses. A disruption in these key or other suppliers operations could materially and adversely affect our business. As a result, your investment could be adversely impacted by our reliance on third parties and their performance.

The Company is vulnerable to cyber-security risks.

We may be vulnerable to hackers who may access the data of our investors and customers. Any disruptions of services due to cyber attacks could harm our reputation and materially negatively impact our financial condition and business.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

To protect our proprietary technologies and processes, we rely on trade secret protection. Although we have taken security measures to protect our trade secrets and other proprietary information, these measures may not provide adequate protection for such information. Our policy is to execute confidentiality and proprietary information agreements with each of our employees and consultants upon the commencement of an employment or consulting arrangement with us. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not be disclosed to third parties. These agreements also generally provide that technology conceived by the individual in the course of rendering services to us shall be our exclusive property. Even though these agreements are in place there can be no assurances that that trade secrets and proprietary information will not be disclosed, that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets, or that we can fully protect our trade secrets and proprietary information. Violations by others of our confidentiality agreements and the loss of employees who have specialized knowledge and expertise could harm our competitive position and cause our sales and operating results to decline as a result of increased competition. Costly and time-consuming litigation might be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection might adversely affect our ability to continue our research or bring products to market.

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We face competition from numerous competitors, many of whom have far greater resources than we have currently, which may make it more difficult for us to achieve significant market penetration.

Our market is competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants.

Many of our competitors are large, well-capitalized companies with significantly more market share and resources than we have. As a consequence, they are able to spend more aggressively on product development, marketing, sales and other product initiatives than we can. Many of these competitors have, among other things:

●	significantly greater name recognition;

●	larger and more established distribution networks;

●	additional lines of products and the ability to bundle products to offer higher discounts or other incentives to gain a competitive advantage;

Our current competitors or other companies may at any time develop additional products that compete with our products. If any company develops products that compete with or are superior to our products, our revenue may decline. In addition, some of our competitors may compete by lowering the price of their products. If prices were to fall, we may not be able to improve our gross margins or sales growth sufficiently to maintain and grow our profitability.

Given our limited resources, we may not effectively manage our growth.

Our growth and expansion plan requires significant management time and operational and financial resources. There is no assurance that we have the necessary operational and financial resources to manage our growth. In addition, rapid growth in our headcount and operations may place a significant strain on our management, administrative, operational and financial infrastructure. Failure to adequately manage our growth could have a material and adverse effect on our business, results of operations, financial condition and the quoted price of our Common Shares.

Disruptions in world financial markets could impede our ability to raise capital necessary to continue our operations and could have a material adverse impact on our future results of operations, financial condition or cash flows, and/or could cause the market price of our Common Shares to decline.

We face risks attendant to changes in economic environments, changes in interest rates, and instability in securities and capital markets, around the world, among other factors. Major market disruptions and the current adverse changes in market conditions and the regulatory climate in the United States and worldwide may impair our ability to raise capital under any future financial arrangements. We cannot predict how long the current market conditions will last. However, these recent and developing economic and governmental factors may impede our ability to raise the capital necessary to continue our operations, and may have a material adverse effect on future results of operations, financial condition or cash flows and could cause the price of our Common Shares to decline significantly.

We may be liable for damages based on product liability claims brought against our customers in our end-use markets.

Our products will be sold to end users who could potentially bring product liability suits in which we could be named as a defendant. The sale of these products involves the risk of product liability claims. If a person were to bring a product liability suit against one of our supplier, manufactures or distributors, this person may attempt to seek contribution from us. A person may also bring a product liability claim directly against us. A successful product liability claim or series of claims against us in excess of our insurance coverage for payments, for which we are not otherwise indemnified, could have a material adverse effect on our financial condition and results of operations.

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If our supplier is unable to manufacture our product in sufficient quantities and in a timely manner, our operating results will be harmed, our ability to generate revenue could be diminished and our gross margin may be negatively impacted.

Our revenues and other operating results will depend in large part on our supplier’s ability to manufacture and assemble our products in sufficient quantities and in a timely manner. Any interruptions experienced in the manufacturing or shipping of our product could delay our ability to recognize revenues in a particular quarter. Manufacturing problems can and do arise, and as demand for our product increases, any such problems could have an increasingly significant impact on our operating results. While we have not generally experienced problems with, or delays in, our supplier’s production capabilities that resulted in delays in our ability to ship our products, there can be no assurance that we will not encounter such problems in the future. We may not be able to quickly ship the product and recognize anticipated revenues for a given period if we experience significant delays in the manufacturing process. In addition, our supplier must maintain sufficient production capacity in order to meet anticipated customer demand. If our supplier is unable to manufacture our product consistently, in sufficient quantities, and on a timely basis, our revenue, gross margins and our other operating results will be materially and adversely affected.

Our operating results may fluctuate significantly, our customers’ future purchases are difficult to predict and any failure to meet financial expectations may result in a decline in our stock price.

Our quarterly operating results may fluctuate in the future as a result of many factors such as the impact of seasonal spending patterns, changes in overall spending levels in the biodegradable plastic industry, the inability of some of our manufacturing customers to consummate anticipated purchases of our product due to changes in end-user demand, and other unpredictable factors that may affect ordering patterns. Because our revenue and operating results are difficult to predict, we believe that period-to-period comparisons of our results of operations are not a good indicator of our future performance. Additionally, if revenue declines in a quarter, whether due to a delay in recognizing expected revenue, adverse economic conditions or otherwise, our results of operations will be harmed because many of our expenses are relatively fixed. In particular, a large portion of our manufacturing costs, our research and development, sales and marketing and general and administrative expenses are not significantly affected by variations in revenue. If our quarterly operating results fail to meet investor expectations, the price of our Common Shares may decline.

We may not be able to timely fill orders for our products.

In order for us to successfully market our product, we must be able to timely fill orders for our product. Our ability to timely meet our supply requirements will depend on numerous factors including our ability to successfully maintain an effective distribution network and to maintain adequate inventories and the ability of the Company or third parties to adequately produce the Company’s product in volumes sufficient to meet demand. Failure of the Company to adequately supply its products to manufacturers of biodegradable plastic products to adequately produce products to meet demand could materially adversely impact the operations of the Company.

If the Company’s supply chain is disrupted, our financial condition and results of operations could be materially adversely affected.

The interruption of supply, or a significant increase in the cost of manufacturing for any reason, could have a material adverse effect on our business, financial condition and results of operation. We could be materially and adversely affected should any of third-party manufacturer facilities be seriously damaged as a result of a fire, natural disaster or otherwise. Further, we could be materially and adversely affected should such third-party manufacturers of biodegradable plastics be subject to adverse market, business or financial conditions.

Unavailability of raw materials used to manufacture our organic products, increases in the price of the raw materials, or the necessity of finding alternative raw materials to use in our products could delay the introduction and market acceptance of our products.

The failure by us or third-party manufacturers to procure adequate supplies of raw materials could delay the commercial introduction or shipment and hinder market acceptance of our products. If the supply of raw materials is disrupted, we may need to seek alternative sources of raw materials or reduce production, which could negatively impact income.

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Because we are a corporation incorporated in Ontario and some of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.

We are a corporation incorporated under the laws of Ontario with our principal place of business in Canada. Some of our directors and officers and the auditors or other experts named herein are residents of Canada and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon us or our directors or officers or such auditors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (1) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States or (2) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws.

Operating outside of the United States presents specific risks to our business, and we have substantial operations outside of the United States.

Our employee base and operations are located outside the United States in Canada. Risks associated with operations outside the United States include:

●	effectively managing and overseeing operations that are distant and remote from corporate headquarters may be difficult and may impose increased operating costs;

●	fluctuating foreign currency rates could restrict sales, increase costs of purchasing, and impact collection of receivables outside of the United States;

●	volatility in foreign credit markets may affect the financial well-being of our customers and suppliers;

●	violations of anti-corruption laws, including the Foreign Corrupt Practices Act and the U.K. Bribery Act could result in large fines and penalties;

●	violations of privacy and data security laws could result in large fines and penalties; and

●	tax disputes with foreign taxing authorities, and any resultant taxation in foreign jurisdictions associated with operations in such jurisdictions, including with respect to transfer pricing practices associated with such operations.

Foreign currency fluctuations and local laws and practices may reduce our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in product pricing for international customers. These changes in foreign end-customer costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively impact the financial condition of some foreign customers and reduce or eliminate their future orders of our products. We also face adverse changes in, or uncertainty of, local business laws or practices, including the following:

●	foreign governments may impose burdensome tariffs, quotas, taxes, trade barriers, or capital flow restrictions;

●	restrictions on the export or import of technology may reduce or eliminate the ability to sell in or purchase from certain markets;

●	political and economic instability, including deterioration of political relations between the United States and other countries, may reduce demand for our solutions or put our non-U.S. assets at risk;

●	potentially limited intellectual property protection in certain countries may limit recourse against infringing on our solutions or cause us to refrain from selling in certain geographic territories;

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●	staffing may be difficult along with higher turnover at international operations;

●	a government-controlled exchange rate and limitations on the convertibility of currencies, including the Chinese yuan;

●	transportation delays and customs related delays that may affect production and distribution of our products; and

●	integration and enforcement of laws vary significantly among jurisdictions and may change significantly over time.

Our failure to manage any of these risks successfully could harm our international operations and adversely impact our business, operating results and financial condition.

RYSE depends on component and product manufacturing and logistical services provided by outsourcing partners, many of whom are located outside of the U.S.

Substantially all of RYSE’s manufacturing is performed in whole or in part by a few outsourcing partners located primarily in Asia. While these arrangements may lower operating costs, they also reduce the company’s direct control over production and distribution. It is uncertain what effect such diminished control will have on the quality or quantity of products or services, or RYSE’s flexibility to respond to changing conditions. We may experience operational difficulties with our manufacturing partners, including reductions in the availability of production capacity, failure to comply with product specifications, insufficient quality control, failure to meet production deadlines, increases in manufacturing costs and longer lead time. Our partners may experience disruptions in their manufacturing operations due to equipment breakdowns, labor strikes or shortages, natural disasters, component or material shortages, cost increases, violation of environmental, health or safety laws and regulations, health epidemics, or other problems. For example, the outbreak of coronavirus (COVID-19), or the COVID-19 outbreak, widely and negatively impacted supply chains in China in early 2020. We may be unable to pass potential cost increases to our customers. We may have disputes with our contract manufacturers, which may result in litigation expenses, divert our management’s attention and cause supply shortages to us, which may cause harm to the company and its finances.

Although arrangements with these partners may contain provisions for warranty expense reimbursement, RYSE may remain responsible to the consumer for warranty service in the event of product defects and could experience an unanticipated product defect or warranty liability.

To remain competitive and stimulate customer demand, RYSE must successfully manage frequent product introductions, improvements, and transitions.

Due to the competitive nature of the industries in which RYSE competes, the company must continually update its products, introduce new products and technologies, enhance existing products, and effectively stimulate customer demand for new and upgraded products. The success of new product introductions depends on a number of factors including, but not limited to, timely and successful product development, market acceptance, RYSE’s ability to manage the risks associated with new product production ramp-up issues, the effective management of purchase commitments and inventory levels in line with anticipated product demand, the availability of products in appropriate quantities and costs to meet anticipated demand, and the risk that new products may have quality or other defects or deficiencies in the early stages of introduction. Accordingly, RYSE cannot determine in advance the ultimate effect of product updates, new product introductions and transitions.

The size and future growth in the market for our products under development has not been established with precision and may be smaller than we estimate, possibly materially. If our estimates and projections overestimate the size of this market, our sales growth may be adversely affected.

Our estimates of the size and future growth in the market for our products and application technology under development is based on a number of internal studies, reports and estimates. In addition, our internal estimates are based in large part on current feedback from clients using current generation technology and our belief is that the use and implementation in the United States and, eventually, worldwide will be extensive. While we believe we are using effective tools in estimating the total market for our product, these estimates may not be correct and the conditions supporting our estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. The actual demand for our products or competitive products, could differ materially from our projections if our assumptions are incorrect. As a result, our estimates of the size and future growth in the market for RYSE SmartShades, RYSE SmartCurtain, or any future products may prove to be incorrect. If the demand is smaller than we have estimated, it may impair our projected sales growth and have an adverse impact on our business.

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If we are unable to properly forecast future demand of our products, our production levels may not meet demands, which could negatively impact our operating results.

Our ability to manage our inventory levels to meet our customer’s demand for our products is important for our business. Our production levels and inventory management are based on demand estimates six to twelve months forward taking into account supply lead times, production capacity, timing of shipments, and dealer inventory levels. If we overestimate or underestimate demand for any of our products during a given season, we may not maintain appropriate inventory levels, which could negatively impact our net sales or working capital, hinder our ability to meet customer demand, or cause us to incur excess and obsolete inventory charges.

We have existing patents that we might not be able to protect properly.

One of the company’s most valuable assets is its intellectual property. The company has 10 patents that have so far been granted in the United States. Going forward, we may submit further patent and other intellectual property filings including trademarks, copyrights, Internet domain names, and trade secrets. The company has not so far engaged in litigation when some of our competitors have attempted to misappropriate or violate intellectual property rights owned by the company since so far such attempts have not had a material impact on our operations. Should such violations increase in nature or frequency, we will protect our intellectual property portfolio from such violations, within the constraints of our available resources. It is important to note that unforeseeable costs associated with such practices may consume a significant portion of our capital, which could negatively affect our research and development efforts and our business, in general.

Demand for our product may be affected by new entrants who copy our products and/or infringe on our intellectual property.

The ability to protect and enforce intellectual property rights varies across jurisdictions. An inability to preserve our intellectual property rights may adversely affect our financial performance. Competitors and others may also initiate litigation to challenge the validity of our intellectual property or allege that we infringe their intellectual property. We may be required to pay substantial damages if it is determined our products infringe on their intellectual property. We may also be required to develop an alternative, non-infringing product that could be costly and time-consuming, or acquire a license on terms that are not favorable to us. Protecting or defending against such claims could significantly increase our costs, divert management’s time and attention away from other business matters, and otherwise adversely affect our results of operations and financial condition.

Internal system or service failures, including as a result of cyber or other security incidents, could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation, our business, financial condition, results of operations and cash flows. Our connected products potentially expose our business to cybersecurity threats.

The RYSE SmartShade and RYSE SmartCurtain are connected products and potentially expose our business to cybersecurity threats. As a result, we could be subject to systems, service or product failures, natural disasters, power shortages or terrorist attacks, but also from exposure to cyber or other security threats. Global cybersecurity threats and incidents can range from uncoordinated individual attempts to gain unauthorized access to our systems to sophisticated and targeted measures known as advanced persistent threats directed at our products, our customers and/or our third-party service providers, including cloud providers. There has been an increase in the frequency and sophistication of cyber and other security threats we face, and our customers are increasingly requiring cyber and other security protections and standards in our products, and we may incur additional costs to comply with such demands.

The potential consequences of a material cyber or other security incident include financial loss, reputational damage, negative media coverage, litigation with third parties, which in turn could adversely affect our competitiveness, business, financial condition, results of operations and cash flows.

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Changes in tariffs, import or export restrictions, Chinese regulations, or other trade barriers may reduce gross margins.

We currently manufacture our products in China, including sourcing all components for our products there. We may incur increases in costs due to changes in tariffs, import or export restrictions, other trade barriers, or unexpected changes in regulatory requirements, any of which could reduce our gross margins. Moreover, volatile economic conditions may impact the ability of our manufacturers to make timely deliveries; and in the event that a supplier fails to make a delivery, there is no guarantee that we will be able to timely locate an alternative manufacturer of comparable quality at an acceptable price. It is difficult to anticipate the impact on our business caused by the proposed tariffs or whether the proposed changes in tariffs will fully materialize in the future. Given the relatively fluid regulatory environment in China and the United States, there could be additional tax, tariffs, or other regulatory changes in the future. Any such changes could directly and materially adversely impact our business, financial condition, and operating results.

There is a risk of failure based on the wireless transmission of data used by our smartphone platform, which could result in failure of users to adopt the platform.

If there is instability in a wireless network, Bluetooth module, or other network problems that are out of our control, our new platform may not be well received. Our smartphone platform relies on the wireless transmission of data through Wi-Fi networks and Bluetooth module. These networks are often deemed less secure than a hard-wired network. The security of a wireless network is often out of our control. However, any breach of security could result in the market and sensor device manufacturers to fail to embrace our platform

Our business involves the use, transmission, and storage of confidential information, and the failure to properly safeguard such information could result in significant reputational harm.

We may at times collect, store, and transmit information of, or on behalf of, our clients that may include certain types of confidential information that may be considered personal or sensitive, and that are subject to laws that apply to data breaches. We believe that we take reasonable steps to protect the security, integrity, and confidentiality of the information we collect and store, but there is no guarantee that inadvertent or unauthorized disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts to protect this information, including through a cyber-attack that circumvents existing security measures and compromises the data that we store. If such unauthorized disclosure or access does occur, we may be required to notify persons whose information was disclosed or accessed. Most states have enacted data breach notification laws and, in addition to federal laws that apply to certain types of information, such as financial information, federal legislation has been proposed that would establish broader federal obligations with respect to data breaches. We may also be subject to claims of breach of contract for such unauthorized disclosure or access, investigation and penalties by regulatory authorities and potential claims by persons whose information was disclosed. The unauthorized disclosure of information, or a cyber-security incident involving data that we store, may result in the termination of one or more of our commercial relationships or a reduction in client confidence and usage of our services. We may also be subject to litigation alleging the improper use, transmission, or storage of confidential information, which could damage our reputation among our current and potential clients and cause us to lose business and revenue.

We currently have commercial liability insurance that provides us with protection against certain product liability claims associated with the production, marketing and sale of our products, and/or the expense of defending against claims of product liability. Should such insurance not sufficiently protect us, our assets could be materially depleted and we could be subject to negative publicity which could impair our reputation.

The production, marketing and sale of digital products have inherent risks of liability in the event of product failure or claim of harm caused by product operation. Furthermore, even meritless claims of product liability may be costly to defend against. We have commercial liability insurance up to CDN$2,000,000, which would cover some of these claims and it is our management’s position that our products do not carry substantial product liability risk. However, if our insurance proves to be insufficient, claims against us could generate negative publicity, which could impair our reputation and adversely affect the demand for our products, our ability to generate sales and our profitability. It is also possible that we could face liability in a products liability lawsuit for manufacturing defects or defective design, which may not be covered.

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An economic downturn may adversely affect consumer discretionary spending and demand for our products and services.

Our products and services may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions and other factors, such as consumer confidence in future economic conditions, consumer sentiment, the availability and cost of consumer credit, levels of unemployment, and tax rates. Unfavorable economic conditions may lead consumers to delay or reduce purchases of our products and services and consumer demand for our products and services may not grow as we expect. Our sensitivity to economic cycles and any related fluctuation in consumer demand for our products and services may have an adverse effect on our operating results and financial condition.

Our costs may grow more quickly than our revenues, harming our business and profitability.

RYSE’s efforts to attract competent personnel and the costs of marketing and increasing the sales of our product will require significant resources. Our expenses or the time to market may be greater than we anticipate and our investments to make the business more efficient may not be successful. In addition, RYSE may need to increase marketing, sales, and other operating expenses in order to grow and expand its operations and to remain competitive. Increases in our costs may adversely affect our business and profitability.

Certain legislation in Canada contains provisions that may have the effect of delaying or preventing a change in control.

Certain provisions of our constating documents and governing legislation, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for our Shares.

For example, under the Business Corporations Act (Ontario) (“BCA”):

●	certain matters require the approval of holders of two-thirds of the votes cast at a meeting of the company’s shareholders, including amendments to its articles. This may make it more difficult for us to complete certain types of corporate transactions deemed advisable by the board of directors; and

●	a bidder seeking to acquire us would need, on a compulsory acquisition (tender offer), to receive shareholder acceptance in respect to 90% of our outstanding shares. If this 90% threshold is not achieved in the offer, under the BCA, the bidder would not be able to complete a “second step merger” to obtain 100% control of us. Accordingly, an offer (tender) of 90% of our outstanding shares will likely be a condition in a tender offer to acquire our shares rather than 50% as is more common in tender offers for corporations organized under U.S. law.

Additionally, The Investment Canada Act requires that a “non-Canadian,” as defined therein, file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a Canadian business, where prescribed financial thresholds are exceeded. Otherwise, there are no limitations either under the laws of Canada or in our articles on the rights of non-Canadians to vote or hold our common shares. (Given our current size and industry we do not believe these rules would apply to us.)

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders.

DILUTION

In the past twelve (12) months, the Company has not issued any Shares to its officers or directors and, therefore, investors are not expected to experience immediate dilution due to Shares being issued to management at a discount. However, the public offering price of our Shares is higher than the pro forma net tangible book value per share of the outstanding Common Shares immediately after this offering. As a result of this dilution, investors purchasing Shares in this offering could receive significantly less than the full purchase price that they paid for the Shares purchased in this offering in the event of a liquidation. Further, we have outstanding warrants and options with strike prices less than the price per Share in this offering. Consequently, if these securities are exercised, there could be further dilution to the purchasers of our Shares. Further, we are offering Bonus Shares to certain investors investing $2,500 or more, thereby diluting any investor who is not issued Bonus Shares or any investor who is issued Bonus Shares at a lower percentage than other investors.

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PLAN OF DISTRIBUTION

We are offering up to 10,000,000 Shares of our non-voting Class B common stock in the Company at a price per Share of $2.25.

To offset some of the transactional expenses associated with this offering, we will charge investors a fee equal to $50.00 per investor. The minimum investment established for each investor is $1,001.25, plus the Investor Processing Fee. For more information on the securities offered hereby, please see the item titled “Securities Being Offered” on page 38.

Investors who invest $2,500 or more in this offering will receive additional Shares (“Bonus Shares”), with the amount of Bonus Shares to be received based on the amount invested. Fractional Bonus Shares will not be distributed, and Bonus Shares will be determined by rounding to the nearest whole Bonus Share. Bonus Shares will be issued as follows:

·$2,500+ investment will receive 10% Bonus Shares

·$5,000+ investment will receive 15% Bonus Shares plus 1x RYSE SmartShade

·$10,000+ investment will receive 20% Bonus Shares plus 2x RYSE SmartShade plus SmartBridge

·$25,000+ investment will receive 25% Bonus Shares plus 4x RYSE SmartShade plus SmartBridge

·$50,000+ investment will receive 30% Bonus Shares plus 8x RYSE SmartShade plus SmartBridge

·$100,000+ investment will receive 40% Bonus Shares plus 10x RYSE SmartShade plus SmartBridge

·$250,000+ investment will receive 50% Bonus Shares plus 20x RYSE SmartShade plus SmartBridge

The maximum number of Bonus Shares that the Company will issue cannot be determined at this time; however, if the Company were to issue the maximum number of Bonus Shares possible, the Company would issue 4,984,707 Bonus Shares in this offering, for a total 14,984,707 offered Shares.

The amount of Investor Processing Fees to be received by the Company cannot be determined at this time; however, if every investor were to invest only the minimum investment amount required, we would collect $1,123,550 in Investor Processing Fees. The Investor Processing Fees will be applied towards the maximum amount the Company can raise under Regulation A and each unaccredited investor’s investment limits discussed herein; however, no Shares will be issued in consideration for Investor Processing Fees. Further, the SEC applies a deemed value to Bonus Shares and counts such value against the maximum $75M that an issuer may raise each year. The SEC applies a deemed value to Bonus Shares equal to the purchase price of the Shares being offered, $2.25 per Bonus Share in our case. Thus, we will be deemed to have offered up to $11,215,590.75 in Bonus Shares, up to $22,500,000 in offered Shares, and up to $1,123,550 in Investor Processing Fees, for a total deemed potential maximum offering amount of $34,839,186.80.

There is no minimum offering amount and no provision to return investor funds if a minimum number of Shares is not sold. All accepted subscription funds will be immediately available for the Company’s use. We intend to conduct multiple separate closings, which closings may be conducted on a rolling basis. Closings will occur promptly after receiving investor funds, but in any case, no less frequently than every 30 days. We expect to conduct an initial closing no more than 30 days from the date this Offering Circular, as amended, is qualified by the SEC.

Agreement with DealMaker Securities, LLC

We have engaged DealMaker Securities, LLC as our Broker of record to assist in our self-driven capital raise on a best efforts basis of our interests in those states where Broker is registered to undertake such activities. The Broker will not solicit potential investors and is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities.

The Company has also engaged affiliates of the Broker to provide certain ancillary services. The Broker and its affiliates provide separate services to the Company to help facilitate the offering, from establishment of the platform to be used for subscription processing, through back-office operations/compliance. Although orchestrated through the Broker, each affiliate has separate compensation, and agreements embedded into the Broker’s services agreement.

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Fees, Commissions and Discounts

The following table shows the total maximum discounts and commissions payable to the Broker and its affiliates.

	Per Interest	Total
Public offering price (including Investor Processing Fee)	$2.25	$23,623,550.00
Maximum broker and affiliate commissions and fees,	$0.10125	$1,338,059.75
Proceeds, before other expenses	$2.14875	$22,285,490.2

Administrative and Compliance Related Functions

With the services provided by the Broker and its affiliates there are different fee types associated with the specific services, which are routine for those service providers. None of the fees for the services are indeterminant in nature, and therefore have their own set maximum fees, and as described below none of these fees will exceed the “Maximum Dollar Compensation.”

The compensation described below in a.), b.) and c.) payable to Broker and affiliates, will, in aggregate, not exceed $1,338,059.75 (if the offering is fully subscribed).

Broker has not investigated the desirability or advisability of investment in the interests, nor approved, endorsed or passed upon the merits of purchasing the interests. Broker is not participating as an underwriter and under no circumstance will it recommend our Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker is not distributing any offering circulars or making any oral representations concerning this offering circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the offering statement and/or offering circular presented to investors by our Company. All inquiries regarding this offering should be made directly to our Company.

a.) Administrative and Compliance Related Functions

Our Broker has agreed to provide the following services in advance of the offering for a one-time $5,000 advanced against accountable expenses:

●	Reviewing and performing due diligence on our Company and our management and principals and consulting with us regarding same;

●	Consulting with our Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;

●	White labelled platform customization to capture investor acquisition through the Broker’s platform’s analytic and communication tools;

●	Consulting with our Company on question customization for investor questionnaire;

●	Consulting with our Company on selection of webhosting services;

●	Consulting with our Company on completing template for the Offering campaign page;

●	Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;

●	Providing advice to our Company on preparation and completion of this offering circular;

●	Advising our Company on how to configure our website for the offering working with prospective investors;

●	Provide extensive, review, training and advice to our Company and our personnel on how to configure and use the electronic platform for the Offering powered by DealMaker.tech, an affiliate of the Broker;

●	Assisting our Company in the preparation of state, Commission and FINRA filings related to the Offering; and

●	Working with our personnel and counsel in providing information to the extent necessary.

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Our Broker will also receive a cash commission equal to four and 50/100th percent (4.5%) of the amount raised in the offering for providing the following services:

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering;
●	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;
●	Coordinating with third-party agents and vendors in connection with performance of services;
●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;
●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;
●	Providing a dedicated account manager; and
●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements.

b.) Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of Broker, to create and maintain the online subscription processing platform for the offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this offering will be conducted using the online subscription processing platform of DealMaker through our website whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third-party processor by ACH debit transfer or wire transfer, credit card, or Stablecoin to an account we designate.

For these services, we have agreed to pay DealMaker:

●	a one-time $5,000 and $1,250 month (not to exceed $3,750) advances against accountable expenses; and

●	A monthly platform hosting and maintenance (management) fee of $1,250, not to exceed $115,250;

c.) Marketing Services

The Company has also engaged DealMaker Reach, LLC (“Reach”), an affiliate of Broker, for certain marketing advisory and consulting services. Reach may consult and advise on the design and messaging on creative assets, website design and implementation, paid media and email campaigns, advise on optimizing the Company’s campaign page to track investor progress, and advise on strategic planning, implementation, and execution of Company’s capital raise marketing budget. For marketing placement services relating to this offering, the Company will determine what services to use on a case-by-case basis and may pay fees for such services up to an additional $250,000.

Investor Qualification Standards

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not negative equity), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

In addition to the foregoing, each prospective investor must represent in writing that they meet, among other things, all of the following requirements:

●	The prospective investor has received, reviewed, and understands this offering circular and its exhibits, including our operating agreement;

●	The prospective investor understands that an investment in interests involves substantial risks;

●	The prospective investor’s overall commitment to non-liquid investments is, and after their investment in interests will be, reasonable in relation to their net worth and current needs;

●	The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

●	The prospective investor can bear the economic risk of losing their entire investment in interests;

●	The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in interests; and

●	Except as set forth in the subscription agreement, no representations or warranties have been made to the prospective investor by our Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

We will be permitted to make a determination that the subscribers of interests in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests.

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How to Subscribe

After the Commission has qualified the offering statement, the offering will be conducted using the online subscription processing platform of Novation Solutions Inc. O/A DealMaker, an affiliate of the Broker, through our website at https://helloryse.com whereby investors in the offering will receive, review, execute, and deliver subscription agreements electronically. Payment of the purchase price for the interests will be made through a third-party processor by ACH debit transfer or wire transfer,credit card, or Stablecoin  to an account designated by us.

In order for an investor to pay with Stablecoin, they will select the “Stablecoin” option at the payment screen and then press submit.  They will then be redirected to the payment processor to connect their crypto wallet in order to process the payment.  Once the payment is processed, the investor will then be taken back to the DealMaker checkout page and will receive a payment confirmation.

DealMaker is not participating as an underwriter or placement agent of this offering and will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute this offering circular or other offering materials to potential investors. All inquiries regarding this offering should be made directly to us.

The Company may close on investments on a “rolling” basis (so not all investors will receive their interests on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, ACH, or Stablecoin only, and checks will not be accepted. Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days). The Company does not intend to receive or invest subscription funds prior to such funds being closed and related Shares being issued. The funds will sit in the processing account at least until the Company has accepted the subscription. Once a closing occurs, the funds may be released to the Company. At that time, the funds may be invested in a liquid account until deployed by the Company. The Company will be responsible for payment processing fees.

Investors will be required to complete a subscription agreement in order to invest. Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount. Investors will be required to agree to indemnify our Company for misrepresentations of the investor within the subscription agreement or supplemental disclosures. Nonetheless, we may not require, and are not requiring, investors to waive any claims or remedies they may have against our Company under the Securities Act or Exchange Act. Once an investor’s Shares have been issued, the investor will become a shareholder of our Company. All Shares will be issued electronically in book-entry form.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. We will also amend our offering statement annually while this offering is open to include updated financial statements. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or amendment. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

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USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the Shares offered hereby. It is possible that we may not raise the entire Maximum Offering Amount being offered through this Offering Circular. In such case, we will reallocate the use of proceeds as the board of directors deems to be in the best interests of the Company in order to effectuate its business plan. The intended use of proceeds are as follows:

Capital Sources and Uses

	25%	50%	75%	100%
Gross Offering Proceeds	$5,905,888	$11,811,775	$17,717,763	$23,623,600
Less: Broker-Dealer Commission	$540,765	$806,530	$1,072,295	$1,338,060
Less: Transaction Processing	$118,118	$236,236	$354,354	$472,472
Less: Advertising	$1,125,000	$2,250,000	$3,375,000	$4,500,000
Estimated Net Offering Proceeds	$4,122,005	$8,519,010	$12,916,014	$17,313,019

Principal Uses of Net Proceeds
Sales and Marketing	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Inventory & Shipping	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Legal & Accounting	$250,000	$500,000	$750,000	$1,000,000
Operations	$500,000	$1,000,000	$1,500,000	$2,000,000
Research & Development	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Miscellaneous & Contingency	$6,372,005	$1,019,010	$1,666,014	$2,313.019
	$4,122,005	$8,519,014	$12,916,014	$17,313.019

Notes:

(1)	The Company is offering $22,500,000 in Shares at $2.25 per Share. In Addition, to offset some of the transactional expenses associated with this offering, we will charge investors an Investor Processing Fee equal to $50 per transaction. If each investor were to invest the minimum amount possible, the Company would charge $1,123,550 in Investor Processing Fees, on which the Broker will also receive a commission.

(2)	Our Broker will receive a cash commission equal to four and 50/100th percent (4.5%) of the amount raised in the Offering. Additionally, the Broker and its affiliates will receive certain other fees discussed in “Plan of Distribution.” Our Company also expects to incur other expenses relating to this offering, including, but not limited to, legal, accounting, compliance, travel, marketing, technology, printing and other miscellaneous fees. Any monies budgeted for but not spent on offering expenses will be reallocated among the other categories in the above table. The Broker and its affiliates will receive a maximum cash compensation equal to $1,338,059.75 if this offering is fully subscribed.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

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DESCRIPTION OF BUSINESS

Company Overview

RYSE Inc. is an “internet-of-things” technology startup that creates devices to motorize and automate window coverings, servicing the residential and commercial markets. RYSE intends to re-invent the concept of window blinds and shades motorization, by creating a suite of retrofit and after-market devices that will enable the automation of existing installed window coverings. The company is developing automation features in which their devices intelligently respond to sensors and weather data, controlling the window shades position to reduce energy use by lowering cooling loads or artificial lighting loads.

RYSE Inc. was incorporated on May 6, 2009 in Ontario, Canada as ETAPA Window Fashions and began operations on January 1, 2015. The company changed its legal name to Axis Labs Inc. on January 15, 2016 and to RYSE Inc. on August 28, 2020. The company has a Delaware subsidiary RYSE USA Inc.; A transfer price agreement has been established with the Canadian parent, and the US subsidiary acts as the sales arm or ‘agent’ for the Canadian parent, for US related business matters.

Our Mission

Our mission at RYSE is to enhance your space, with smart and simple technology – focusing on both providing greater comfort and greater energy savings. We have the vision to put RYSE on every window covering. We want consumers to think of ‘RYSE’ when they think of smart blinds or smart shades.

Our Products and Services

RYSE SmartShades is a device that is installed on the window frame, and controls existing beaded chains or cord loops of a window shade, in order to motorize them. Mounting the device on the window frame outside of the shades differs from several of our competitors that produce devices that are integrated into the shade roller mechanism at the time of fabrication of the shades.

RYSE SmartCurtain is a device that is installed on and hangs on a curtain rod, track, or rail, gliding left-and-right in order to motorize and open-or-close curtains. The SmartCurtain can be installed in less than one minute without the need for any tools or modifications to the window covering or frame.

Once our devices are installed, users can control their shades via our mobile app, where they can create schedules or routines; for example, users can set a timer to have their bedroom window coverings open at 7 am to help them wake up to natural sunlight, and close at 8 pm to provide more privacy during the evenings. The mobile app gives users the ability to control shades or curtains from a smartphone, as well as integrating RYSE devices with home or building automation platforms, including Google Home, Amazon Alexa, Apple HomeKit, IFTTT, Homey, and any API based platform. Users can also control RYSE SmartShades via its on-device buttons to open and close their shades to a set position. For RYSE SmartCurtain, users are able to tug the curtain fabric for manual-assisted control, activating the device to move the curtain.

With the RYSE SmartButton or Remote Control, users can control RYSE devices with a push of a button, rather than rely on a mobile app, or voice control – a more practical accessory for public settings such as offices or hotels.

In addition to our physical hardware devices, we are also developing a software suite for the commercial real estate market, including offices, hotels, and senior housing, to be used in conjunction with our hardware. The software will integrate with building automation systems and control the window shades’ position throughout the day, based on weather conditions, sensor data, and user preferences, in order to optimize occupant comfort, and energy savings. For example, the RYSE SmartShades will automatically lower window shades during hot and sunny summer weather, to block solar-heat-gain and reduce indoor cooling, as well as automatically open window shades during overcast weather to harvest natural daylight and reduce indoor artificial lighting, which we believe can lead to a reduction of upwards of 20% in cooling (HVAC) loads, and 24% in lighting loads, reducing overall energy consumption in the building and GHG emissions.

This software suite is currently in development, and will undergo a contracted pilot with 2 commercial buildings in Toronto, measuring the energy savings from shade automation. We have completed one pilot site during 2024, and another is set to begin in 2025 and run throughout 2026.

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Manufacturing and Production Process

We outsource the manufacturing of our hardware device to a contract manufacturer based in China with a supplementary factory located in the Philippines .

Our products are shipped from China, , and stored in a third-party fulfillment (3PL) center. When a customer places an order via our website, our 3PL will receive the order details and is responsible for order processing, packaging, and shipping.

Similarly, if a customer purchases from Amazon, Amazon’s warehouse will be responsible for the order processing.

Customers and Sales

Our products are sold primarily online via our website (www.helloryse.com). We also sell on Amazon, BestBuy.com, HomeDepot.com, and Lowes.com. Our products are available in over 100 BestBuy brick-and-motor retail store locations across Canada.

Customers discover our products via the use of online advertisements, primarily on Facebook, Instagram, Amazon, and Google and the latter’s ad network. We are able to target customers based on their profiles and customer demographics via Facebook and Instagram, showing them image and video advertisements of our products to promote product discovery and engagement. With respect to Amazon and Google, we target customers based on their search query, as an indication of intent to purchase. The majority of all historical sales has been driven via these online advertisement platforms.

Traction

RYSE has generated over $12 million in lifetime revenues, having shipped over 70,000 devices to-date. Sales have been predominantly generated online via direct-to-consumer sales. The company has considerable experience with New Product Introduction and manufacturing in China, ensuring robust quality control measures are implemented. Our innovation in the smart shade space has resulted in 10 patents granted by the United States Patent and Trademark Office (“USPTO”), with 4 additional patents pending. Our patents are also pending in Canada, EU, and China via the Patent Cooperation Treaty filing. The company also owns the registered trademark to “RYSE” within our industry.

RYSE launched and began shipping the RYSE SmartShade in Q4-2021, and the RYSE SmartCurtain in Q4-2024.

The company has raised over $15 million in funding through family & friends, retail investors, angel investors and institutions, in the form of direct equity investments or convertible notes. Notable investors include GlobalLive, and OPN, as well as angel investor Shawn Doughtery. Founder and CEO, Trung Pham, also appeared and pitched on the television show Dragons Den, which is the show that inspired Shark Tank, under the previous brand “AXIS” – this can be viewed on Netflix (Season 13, Episode 6).

In 2019, the company was awarded a CDN$3.67 million federal cleantech grant, an additional CDN$183,000 bonus funding in 2020, and an additional CDN$192,000 bonus funding for 2021 for a total of CDN$4.05 million from Sustainable Development Technology Canada (“SDTC”). The funding for the initial award is disbursed over the course of 3 years and 4 milestones, while the bonus funding was immediately disbursed. The grant funding is to be used for the development the RYSE SmartShade, piloting the device and its associated software into 2 commercial office spaces and 1 hotel. The goal of this pilot is to measure the energy savings provided by shade automation as a proof-of-concept, with the goal to subsequently scale our technology into other commercial buildings worldwide. As of the end of 2024, the company has completed this project.

Market Opportunity

The market for our products and technology can be separated into two segments: consumer residential and commercial buildings. The “smart shades” market is a sub-category of the overall “automated shade” market; the difference being that the former requires integration into a smart home or building automation platform, or is directly accessible to the cloud, while the latter requires only the motorization of window shades (that can be controlled via a remote control).

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On the consumer front, the smart shades market is also a sub-category of the “smart home” market, a $127 billion global market (2024) with a 27% compounds annual growth rate (CAGR) from 20225 to 2030. The large growth in the smart home space is driven by the adoption of smart speakers that have now become the foundation of the smart home, as they enable home owners to control different devices. Smart shades becomes a high priority after home owners have outfitted their homes first with smart speakers – being the central control – followed by security cameras, smart thermostats, smart. RYSE conducted primary research by surveying 2,241 individuals; this resulted in approximately 5.93% of American respondents indicating that they would like smart shades in their homes.1 The smart shades market itself is in its infancy, currently a global $351 million market in 2023, yet expected to grow to $2.81 billion by 2033, a compound annual growth rate (CAGR) of 23.1%.2 Note that the smart shade market is defined as “fully-autonomous”, that can be automated on a schedule, sensor, or set of algorithms, which is a subsect of the larger traditional motorized or electric shades market, which require human interaction (e.g. a push of a button on a remote or wall switch).

Commercial buildings are motivated primarily by occupant comfort and energy savings - 30% of energy consumed in buildings is wasted; half of this energy is lost through windows. Additionally, windows are responsible for more solar heat gain than any other building surface. This all amounts to a $35 billion problem. The US Energy Information Administration reports (2018) that there are over 933,000 commercial buildings with a ‘Building Automation System” (BAS) – software to automate core functions in the building to improve occupant comfort and reduce energy consumption. Of this, over 317,000 buildings have already implemented lighting automation control systems in conjunction with their BAS.

The smart home industry itself has also seen significant M&A activity and consolidation over the years, including Google acquiring Nest (makers of the Smart Thermostat) for $3.2 billion, Amazon acquiring Ring (makers of the video doorbell) for $1 billion, and Assa Abbloy acquiring August (makers of the Smart Doorlock). More recently, EcoBee was acquired by Generac for $770 million, and LG entered the smart home market via their acquisition of Homey.

The window covering industry has also seen some significant acquisitions, including Hunter Douglas, the largest global window covering company, being acquired by private equity firm 3G, at an enterprise value of $7 billion, and Spring Window Fashions, the second largest global window covering company, acquired by private equity firm Clearlake Capital Group. Springs also acquired B&C International, a large European window coverings company.3 Somfy, the inventors of the tubular motor to motorize roller shades, also went private at a $6 billion valuation.

Competitors and Industry

We operate in a highly competitive “window covering” industry – products that can “cover” a window. Our main competitors include incumbent companies and alternative technologies to RYSE that consist of window covering solutions that primarily focus on managing solar heat gain (“SHG”) and natural daylight. The goal of these technologies would be to block solar heat gain that will in turn lower indoor cooling loads on HVAC systems, as well as capture natural daylight in order to reduce indoor artificial lighting – we believe optimizing both can yield substantial energy savings of 20% and 24% respectively.4 We compete with companies that produce mechanisms to retrofit window shades, those that sell motorized shades, and those that tint windows.

Our traditional competitors, which sell motorized shades, include Hunter Douglas, Somfy, Lutron, qMotion, Mechoshades, and IKEA. These companies use a technology known as “tubular motors,” which as the name implies, are motors that fit inside the tubes of the window shades, and rotate to lift and lower. Consumers are required to purchase complete motorized shades, as a tubular motor is a component and not a consumer product; if consumers already have manual shades installed, they must dispose of their current shades and replace them with motorized shades. These solutions vary in price, largely driven by the selection of fabric and size of the window shade.

________________

1 Frost & Sullivan, Future of Smart and Connected Homes, Forecast to 2025, 2019

2 Fact MR: Smart Shades Market

3 Yahoo Finance

4 SunProject: The Impact of Shading and Lighting Control on Energy Demand

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Indirect competitors includes alternatives to window coverings, such as smart tinting glass, or a film applied to the glass. ‘Smart Glass’ companies such as SageGlass, Kinestral, or View dominate this space, but command a premium price point of more than $130 per square foot, and traditionally target commercial applications such as AAA commercial office buildings, airports, airplanes, and cruise ships, always during pre-construction phases. An alternative to smart glass is a film applied to the window glass, offered by companies such as Smart Tint, Sonte, and InvisiShade, after-market solutions that cost more than $25 per square foot.

There are a handful of other companies in the retrofit smart shading space that emerged around or after the launch of our Indiegogo crowdfunding campaign in 2015, several of whom we believe are infringing on our intellectual property. These companies include Brunt, Soma, and Teptron. Although all three have a similar approach to shade automation – by controlling the window shade’s beaded chain or corded loop – and share some similarities in appearance, there are significant differences in the underlying technology and distribution channels. Furthermore, Brunt and Teptron appear to have ceased the sales of their shade automation product, while Soma is limited to sales on their own website. None of these competitors offer their products for commercial applications nor, to the knowledge of the company, are looking to expand into commercial applications.

Competitive Advantage

We believe that the competitive advantage of our products is in their retrofit nature, able to motorize existing installed window coverings and provide shade automation at a more affordable price point than the alternative solutions. Our devices are designed to be ‘one-size-fits-all’ that can be readily mass produced and distributed. This is an important distinction from our competitors, who require all sales and installations to be custom jobs and time-consuming, which adds unnecessary overhead and costs.

RYSE is not only a disruptive product, but is building a defensible competitive advantage via its distribution channels. RYSE is also able to sell through non-traditional distribution channels, such as big box retail and ecommerce, simplifying the entire purchase process. The sales process for our competitors typically requires window sizes to be measured, and a price quoted for product and installation. For example, a customer who purchases motorized shades will typically go to a dealer, who will then provide a quote based on the fabric selected and the size of the windows. This information is then sent to the fabricator who must source the fabric and tubular motors from suppliers, and then assemble the motorize shade for the customer. The process from window measurement to design choices to fabrication, to shipping, to installation, can add significant lead times and costs. By design, RYSE makes both the purchase process and installation incredibly simple: customers can simply buy online and, as a do-it-yourself product, and install our device in minutes.

Lastly our patents have allowed us to successfully remove products that infringe our patents off Amazon, thereby mitigating the prospect of future competition. In Amazon.com’s Brand Registry, we identify which products/companies are infringing on our patent with our US patent number, and our Amazon court case docket number that serves as a precedent, issued to us when we won our first Amazon judgements. By doing this, Amazon will defer to our previous court judgement and immediately remove these products that infringe our patents. The products are delisted almost immediately. This is the regular process used by Amazon to deal with such disputes.

Subsidiaries

The company has a Delaware subsidiary RYSE USA Inc., which is a ‘flow-through’ entity, where a transfer price agreement has been established in which all funds are flowed to the Canadian parent, and the US subsidiary acts as an ‘agent’ for the Canadian parent, for US-related business matters.

Intellectual Property

We currently have 10 granted patents issued by the USPTO, and 4 patents pending, as well as a trademark filed under “RYSE”. We have one issued patent in China, and 3 patents pending; 2 patent issued in Europe, and 3 patents pending; and 2 patents pending in Canada.

Employees

The company currently has 23 full-time employees.

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Legal Proceedings

From time to time, we may be involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

Reports to Security Holders

We are required to keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with IFRS. For financial reporting purposes and tax purposes, the fiscal year and the tax year are September 30. We will file with the SEC periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this Offering Circular upon the occurrence of certain material events. We will file updated Offering Circulars and Offering Circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are offered pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the SEC. We will provide such documents and periodic updates electronically through the SEC’s EDGAR system at www.sec.gov. We will provide holders with copies via email or paper copies at any time upon request.

Bankruptcy, Receivership, Etc.

Not applicable.

DESCRIPTION OF PROPERTY

The Company does not own real property; in September 2023, the company entered a 5 year lease at 130 Spadina Ave. Toronto, Ontario, Canada. Webelieve that these facilities are adequate for our current and near-term future needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing in Item 7 of this Annual Report. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors discussed elsewhere in this Annual Report. All figures are in USD unless noted otherwise.

RYSE Inc. was incorporated on May 6, 2009 in Ontario, Canada as ETAPA Window Fashions and began operations on January 1, 2015. The Company changed its legal name to AXIS Labs Inc. on January 15, 2016 and changed its legal name to RYSE Inc. on August 28, 2020. The Company has a Delaware subsidiary RYSE USA Inc., responsible for all global sales and marketing activities of its products.

As of April 29, 2025, the Company has raised a total of approximately CDN$20,854,475 in proceeds in equity investments, from friends and family, accredited investors, angel investors, and investment funds.

The Company’s historical revenues consist of device sales of its retrofit shade automation device, AXIS Gear, which has been discontinued as of Q4-2021, and replaced with its second-generation device, the RYSE SmartShade. Revenue is predominantly driven via ecommerce sales, either via direct-to-consumer sales on the Company’s product website (www.helloryse.com), or via third party websites, such as Amazon.com, HomeDepot.com, and Lowes.com. Revenue is recorded when a product is shipped to the end consumer. Cost of goods sold includes the cost paid to our factory for the goods, inbound freight to our warehouse in the United States, customs charges and duties and, starting in 2019, sales commissions paid to third-party sites such as Amazon.

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RYSE Inc. was awarded a CDN$3,675,455 government grant from SDTC in 2019, with proceeds of the grant to be used to develop a retrofit shade automation device to pilot in 2 commercial office spaces and a hotel, with the purpose to measure the energy savings provided from automating the window shades. The funding of the grant is disbursed over 3 years and 4 milestones. Each tranche of funding is received on or around the start date of each milestone, and a 10% balance of total funds withheld until the completion of the pilot project. Milestone 1 started on October 1, 2019 with CDN $1,197,462 disbursed in the first tranche and received in early 2020. Milestone 2 started on January 1, 2021 with CDN$578,087 disbursed in the second tranche. Milestone 3 started on September 1, 2021, with CDN$692,750 disbursed in the third tranche. Milestone 4 is started on October 1, 2022 with CDN$839,599 received on Sep 28, 2022. The final payment of CDN$367,544 was disbursed upon completion of the pilot project in 2024.

Results of Operations

Year ended December 31, 2024 compared to year ended December 31, 2023

Revenues and Cost of Sales

All figures in Canadian dollars	Year ended December 31
	2024	2023
Revenues	$2,449,083	$1,465,364
Cost of Sales	1,673,751	539,678
Gross Margin	$775,332	$925,686
Gross Margin %	31.7%	63.2%

Revenues

Revenues for the year ended December 31, 2024 increased CDN$983,719 to CDN$2,449,083 compared to the revenues for the year ended December 31, 2023 of CDN$1,465,364. The 67.1% increase in 2024 revenue was due to the Company providing additional discounts during the year, especially during sale periods and providing extra volume discounts. In addition, the Company executed a greater number of promotional campaigns compared to prior years, leading to the increase in revenue.

Cost of Sales

Gross margin as a percent of sales was 31.7% in 2024 as opposed to 63.2% in 2023. This was due to the increase in promotional campaigns, which discounted the sales price, leading to a higher cost of sales as a percentage of revenue, and lower margin.

Inventory costs increased from $539,678 for the year ended December 31, 2023 to the current year ended December 31, 2024 of $1,673,751, due to higher sales volume in 2024 compared to 2023. The product costs also include write-down of AXIS units during the year.

Operating Expenses

All figures in Canadian dollars	Year ended December 31
	2024	2023
Operating Expenses	$7,282,351	$5,483,632

Operating expenses consist of salaries and benefits, advertising and promotion, research and development, freight and shipping, occupancy, office and general expenses.

Operating expenses increased in 2024 by CDN$1,798,719 or 32.8% as compared to 2023. Advertising and promotion expense increased to $1,543,277 (2023 - $1,058,601) during the year to drive additional sales.

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Other Income and Expenses

All figures in Canadian dollars
	2024	2023
Finance expense	$(2,092,868)	$(1,376,840)
Interest income	$107	$189
Government grant income	$175,114	$725,800
Write-off inventory	$–	$(48,517)
Gain (loss) on warrants fair value adjustment	$49,666	$33,275
Foreign exchange gain (loss)	$(70,154)	$3,109

Finance expense

The Company’s interest expense increased by CDN$716,028 in 2024 as compared to 2023 as the Company has received net CDN$4,432,861 of term loan and notes payable; and invested heavily into activities related to the Company operations.

Government grant income

The grant income decreased to CDN$175,114 during the period ending December 31, 2024, compared to $725,800 in 2023, which mainly represents the portion of the government loan accretion and other government grants during the year.

Gain (loss) on convertible notes fair value adjustment

The Company convertible notes have a conversion feature that needs to be valued at fair value under IFRS. The fair value of the convertible notes had no significant change in 2024.

Gain (loss) on warrants

The Company’s warrants need to be valued at fair value under IFRS. The fair value of the warrants decreased in 2024 from warrants expiry, resulting in a loss of CDN$70,154.

Foreign exchange gain (loss)

The Company’s financial instruments have been predominantly denominated in Canadian dollars CDN$. As a result, we have minimal foreign currency balances and our foreign currency gains and losses have approximated only 10% of revenues. While we have sales of products in multiple countries, the time lag between sale and collection is relatively short, reducing our exposure to currency gains and losses.

Loss for the Year

All figures in Canadian dollars	Year ended December 31
	2024	2023
Loss from operations	$6,331,905	$3,832,146

Comprehensive loss	$8,848,651	$5,304,684

Our loss from operations increased by CDN$2,499,759 or 65.2% from 2023 to 2024, as the increase in revenue was offset by an increase in product costs. In addition, operating costs increased in 2024 due to higher advertising and promotional expenses to drive higher sales; increase in research & development costs and depreciation expense from lease assets.

Our total comprehensive loss was CDN$5,304,684 in 2023 and increased to CDN$8,848,651 in 2024 due to an increase of interest expense and a decrease of gross margin during 2024.

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Liquidity and Capital Resources

At December 31, 2024 the Company’s cash on hand was CDN$397,638. The Company is generating limited revenues and requires the continued infusion of new capital to continue business operations. The Company has recorded losses since inception. As of December 31, 2024, the Company had a working capital deficit of CDN$10,740,748 and a deficit in stockholders’ equity of CDN$16,318,242.

Cash Flow

The following table summarizes, for the periods indicated, selected items in our Statements of Cash Flows:

	Year ended December 31
	2024	2023
Net cash (used in) provided by:
Operating activities	$(8,396,853)	(5,557,766)
Investing activities	$(179,270)	(19,470)
Financing activities	$8,721,059	5,683,175

Cash used in Operating Activities

We experienced negative cash flows from operations in the years ended December 31, 2024 of CDN$8,396,853 compared to negative cash flow from operations of CDN$5,557,766 in the year ended December 31, 2023.

The net cash used in operations in 2023 was used primarily to fund our net loss of CDN$5,220,930. Our net loss for 2024 was CDN$8,401,205 down from CDN$5,220,930, in 2023, which can be attributed to higher interest expense during the year. Our operating loss for 2024 was CDN$6,331,905, increased from a loss of $3,832,146 in 2023.

Cash Provided by Financing Activities

The Company has financed its operations through the issuance of equity, advances and loans.

Cash Used in Investing Activities

Our operations require minimal investment in capital assets or intangible assets. Our total purchases of these items were CDN$19,470 and CDN$179,271 in 2023 and 2024, respectively.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect the liquidity, capital resources, market risk support, and credit risk support or other benefits.

Issuance of Equity Securities

On December 28, 2020, the Company filed an Offering Statement under Regulation A with the Commission. The Offering Statement was qualified on February 22, 2021. The Company offered a maximum of 2,104,718 Class B Common Shares at $7.13 per share (the "2021 Regulation A Offering”). During the year ended December 31, 2021, the Company sold 50,089 Class B Common shares for proceeds of $357,134. In addition, the Company sold 17,142 shares at CDN$9.48 per share, for proceeds of CDN$162,506 during the same period in a concurrent private placement in Canada (the “Canadian Offering”). Share issuance costs directly attributable to the issuance of Class B Common shares totaled $54,666. The 2021 Regulation A Offering terminated on February 22, 2022.

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On May 8, 2022, the Company amended its Articles of Incorporation to subdivide and split the shares in the capital of the Company on the basis of ten (10) shares for every one (1) share held. The share split resulted to a change in the 2021 Regulation A Offering from a maximum of 2,104,718 Class B Common Shares at $7.13 per share to a maximum of 21,047,180 Class B Common Shares at $0.713 per share, which means shares sold in the 2021 Regulation A Offering were effectively sold at $0.713 per share on a post-split basis.

On May 10, 2022, the Company filed an Offering Statement under Regulation A with the Commission. The Offering Statement was qualified on July 27, 2022. The Company offered a maximum of 25,000,000 Class B Common Shares at $1.00 per share.

During the year ended December 31, 2022, the Company sold 339,451 Class B Common shares for proceeds of $339,451, under the July 27, 2022 Offering Statement. In addition, the Company sold 141,770 shares at $1.00 per share, for proceeds of $141,770 during the same period in a concurrent private placement in Canada.

During the year ended December 31, 2022, the Company issued 280,270 Class B common shares at $0.713 per share, for proceeds of $134,260 and CAD$100,000 under Regulation D and a private placement in Canada.

During the year ended December 31, 2023, the Company issued 1,053,768 Class B Common Shares at $1.00 per share, for proceeds of $1,053,768 in the 2022 Regulation A Offering. In addition, the Company sold 229,850 shares at $1.00 per share, for proceeds of $229,850 during the same period in a concurrent private placement in Canada.

On August 23, 2023, the Company filed an amendment to the Offering Statement under Regulation A with the SEC, which was qualified on August 31, 2023 (the “2023 Offering Statement”). The Company is offering a maximum of 20,000,000 Class B Common Shares at $1.25 per share.

During the year ended December 31, 2023, the Company issued 1,190,391 Class B Common Shares (including bonus shares) at $1.25 per share, for proceeds of $1,394,302 under the 2023 Offering Statement. In addition, the Company sold 196,093 shares (including bonus shares) at $1.25 per share, for proceeds of $240,778 during the same period in a concurrent private placement in Canada. A total of 77,621 bonus shares were issued during the year 2023.

During the year ended December 31, 2023, the Company issued 2,347,253 Class B Common shares at $0.713 per share, for proceeds of $578,000 and $1,500,000 under Regulation D and a private placement in Canada.

During the year ended December 31, 2024, the Company issued 121,400 Class B Common Shares to pay of the remaining balance of certain notes payables amounting to $153,603.

During the year ended December 31, 2024, the Company issued 6,000 Class B Common Shares at a price of $1.00per share, generating proceeds of $6,000.

In addition, the Company issued 52,600 Class B Common Shares, including bonus shares, at a price of $1.25 per share, generating proceeds of $25,000.

Additionally, the Company issued 2,181,494 Class B Common Shares, including bonus shares, at a price of $1.50 per share for total proceeds of $3,055,700.

Furthermore, the Company issued 1,032,628 Class B Common Shares, at a price of $1.75USD per share. including bonus shares, in exchange for consideration totaling $1,671,415.

The total share issuance cost for the year ended December 31, 2024 is CDN$2,138,588 (2023 - CDN$438,895).

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Indebtedness

On April 27, 2018, the Company issued a series of promissory notes managed via an inter-creditor agreement by EP Capital in total principal amounts of CDN$1,119,750 and $400,000. Interest is paid monthly, based on 17% annual interest, and the notes have a 36 month maturity. Principal is repaid quarterly, and consists of 6.5% of gross revenues for May 2018 through December 2018, 4% of gross revenues beginning in April 2019, and 3% of gross revenues beginning in April 2020. The loan is secured via a General Security Agreement (GSA) over the assets of the Company and personal security from the Company’s CEO, Trung Pham, for 30% of the principal amount. The balance on these notes amounted to CDN$1,557,081 and CDN$739,525 as of December 31, 2023 and December 31, 2024.

The Company received a series of loans from the CEO’s father, totaling CDN$270,000 as of December 31, 2021 and December 31, 2022. These loans are unsecured, and carry a 10% simple interest, paid semi-annually, with a 12 month maturity and option to renew. The option to renew has been exercised by both parties through 2025.

The Company’s CEO holds a Shareholders’ Loan balance to the Company for CDN$4,079,348 as of December 31, 2023 and CDN$3,759,537 as of December 31, 2024.

On November 30, 2021, the Company’s wholly-owned subsidiary, RYSE USA Inc., commenced an offering of $1,070,000 in revenue sharing promissory notes under Regulation Crowdfunding. The proceeds of the offering are intended to fund inventory at the subsidiary and will not be available for the Company’s operations. The subsidiary is obligated to pay 10% of quarterly net revenues, as defined in the notes, to repay the principal amount of the notes until such date that all such that investors receive 2x times their investment in the notes for the first $400,000 in notes, and 1.75x times their investment for all subsequent funds. The notes are secured by all personal property of the subsidiary and are subordinated to any senior indebtedness of the subsidiary.

During 2023, the Company’s wholly-owned subsidiary, RYSE USA Inc. issued a series of promissory notes from existing equity investors. The promissory notes hold interest rates ranging from 16% to 18%. As of December 31, 2024, the subsidiary has issued $7,510,878 in principal amount of notes.

During 2023, the Company issued a series of convertible securities for total principal amount of CDN $400,000. The notes accrue 18% per annum and are payable 12 months from the date of issuance. The option to renew has been exercised by both parties through 2025.

During 2024, the Company received $5,543,876 and repaid $395,537 from promissory notes without conversion features issued by RYSE USA, Inc. which shall be due and payable in twelve (12) months after the effective date of the note. The interest rate is equal to eighteen percent (15-18%) per annum which shall be payable on a monthly basis. The other movements in this account pertains to foreign exchange revaluation.

During the year ended December 31, 2024, notes payable amounting to $217,809 was paid in exchange for 121,400 Common B shares.

During December 31, 2024, the Company received a total of term loan amounting $388,673 and repaid $1,104,151. During December 31, 2023, the Company received a total of $678,813 proceeds and repaid $1,765,451.

For the year ended December 31, 2024, the Company issued additional convertible debentures amounting to $27,000 with stated interest rates of 15% per annum. However, these debentures are short-term in nature and are due and payable 12 months from the date of issuance of the Note. The notes include a conversion feature.

On December 6, 2024, the Company entered into a $270,118 financing agreement with the consignor. This consignment agreement allows the Company to expand its sales partner with expanded consignment opportunity. The loan is secured by a lien on consignment inventory. The agreement permits the lender to expand the collateral to include all Company assets, if payment defaults exceed $50,000 cumulatively or any payment remains overdue by 30+ days.

The Company’s total liabilities increased by CDN$5,901,550 from CDN$14,722,265 in 2023 to CDN$20,623,815 in 2024.

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Plan of Operations

We plan on continuing operating in a similar fashion as we have in the past, with investments into R&D, increase in staff, and ongoing sales via ecommerce, with increased focus on selling through B2B sales channels to real estate developers and landlords, brick-and-motor retailers, and through smart home, telecommunication, and security system dealers/installers. The Company has adopted a flexible hybrid office structure, mandating in-office attendance two days a week, specifically on Tuesdays and Thursdays, while permitting employees to work remotely for the remaining three days. The Company also employs full-time contractors internationally, in Europe, India, China, the Philippines and South Africa for engineering and administrative roles.

Trend Information

We expect the residential market to continue to adopt smart home and home improvement technologies that can be attributed to the large adoption of voice speakers and DIY smart home platforms such as Google Home, Amazon Alexa, and Apple HomeKit. This trend is further strengthened by the push towards a unified radio communication protocol, known as “Matter”, being promoted by Google, Amazon, and Apple, in order to reduce interoperability issues among devices and platforms.

We expect the commercial buildings market, which includes multi-family, offices, hotels, and senior housing, to adopt technology that will reduce a building’s energy consumption and GHG emissions. The US Climate Alliance is a bipartisan coalition of 25 states to reduce GHG emissions by at least 26-28% below 2005 levels, by 2025. The Alliance is led by state governments with the goals consistent with the Paris Agreement. Local and state regulations have also been introduced to target more aggressive GHG emissions targets. For example, New York City Local Law 97 stipulates that starting in 2024, buildings will be fined for not meeting carbon intensity targets, while California Title 24 (2019) requires daylighting controls in which automatically turn off lights when there is sufficient daylight, and the implementation of demand responsive lighting. Additional voluntary standards, such as LEED, WELL, and FitWel focus on both energy efficiency and occupant comfort. As such, we expect cost-effective retrofit solutions that are simple to deploy will increase in adoption, particularly those solutions that can lead to tangible ROI in the reduction of energy costs, and lower payback periods, such as that of RYSE.

The Company experiences common cyclical and seasonal sales that coincide with peaks during summer, and during sale periods (i.e. Black Friday in November, and Christmas holidays), with lower periods during Q1. Being a consumer electronic device to manage indoor comfort and heating, consumers become more receptive to our type of products and solutions during the summer periods.

The Company’s contract manufacturing partner based in China has a factory located in both China as well as the Philippines. The factory in the Philippines was constructed in response to the increased tariffs of 25% levied on a select category of Chinese goods that are imported into the U.S., implemented in 2018. However, based on the HS Code for the Company’s products, this current 25% in additional duties is not applicable to its imports. It should, none-the-less, be noted that the availability of another factory in the Philippines decreases our risk to global trade wars that could occur.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Our board of directors is elected annually by our shareholders. The board of directors elects our executive officers annually. All officers are engaged full time. Our directors and executive officers as of the date of this offering circular are as follows:

Name	Position	Age	Term of Office
Executive Officers
Trung Pham	Chief Executive Officer	38	2009-Present
Marc Bishara	Chief Technology Officer	35	2015-Present
Directors
Trung Pham	Director	38	2015-Present

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Trung Pham (CEO and Director)

Trung is a serial entrepreneur, with RYSE being his second venture. He has served as founder and CEO of RYSE since it commenced operations in 2015, leading strategy, hiring, and fundraising effort, where he has raised over CDN$6 million in external financing (both debt and equity). His first startup, Nightlife Passport, is an event and promotions management web platform that allows nightclub and concert promoters to create events to sell tickets and manage their team. At Nightlife Passport, Trung focused on business development, and grew revenues to over CDN$125,000 in recurring revenue within the first 12 months of operations. Nightlife Passport merged with a mobile-first player, Alfiee. Trung has a background in finance, completing all 3 Chartered Financial Analyst (CFA) exams within 18 months. He earned a Bachelor of Business Administration from York University’s Schulich School of Business in 2009.

Marc Bishara (CTO)

Marc is a resilient engineer who loves solving exciting problems. Marc has served as RYSE’s Chief Technology Officer since its inception in 2015, leading the development and launch of its entire hardware devices, and mobile applications. He has both corporate and start-up experience, first with ATS Automation as a vision engineer, where he designed optical systems and computer hardware for image processing applications. His first dive into the startup world was with Kiwi Wearables (www.kiwi.ai), where he was responsible for designing the firmware and application for their Bluetooth wearable product “Glance” – an application that tracks the orientation and displacement of Glance in 3D space. His skillsets intersect software, hardware, and embedded systems. Marc earned a Bachelor of Engineering in Mechatronics from McMaster University in 2014.

Board Committees

We have not established an audit committee, compensation committee, or nominating committee.

Family Relationships

There are no familial relationships between any of our officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our current directors and executive officers have not at any time in the past five (5) years been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) and no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such officers or directors, or any partnership in which they were a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Code of Ethics

We have not adopted any specific Code of Ethics.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for all services rendered in all capacities to us during the previous fiscal year ended as of December 31, 2024. All compensation is stated in Canadian dollars.

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Trung Pham	CEO	$80,000	$0	$80,000
Marc Bishara	CTO	$120,000	$0	$120,000

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the ownership, as of December 31, 2024, of our common stock by each person known by us to be the beneficial owner of more than 10% of any class of our outstanding voting stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Except as otherwise indicated and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless otherwise noted, the address of each shareholder listed in the table is the same as the Company.

As of December 31, 2024, there are 35,572,451 Class A Common Shares and 12,336,138 Class B Common Shares outstanding. The following table sets out, as of December 31, 2024 the securities of the company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the company’s securities, or having the right to acquire those securities.

Title of class	Name and address of beneficial owner**	Amount and nature of beneficial ownership		Amount and nature of beneficial ownership acquirable	Percent of class	Total Voting Power
Class A Common Shares	Trung Pham	21,000,000	*		59.03%	100%
Class A Common Shares	Officers and directors as a group	21,000,000			59.03%	100%
Class B Common Shares	Marc Bishara			2,442,880	19.80%
Class B Common Shares	Officers and directors as a group			2,442,880	19.80%

* Pursuant to the voting trust agreement by and among the holders of Class A Common Shares, Founder Trung Pham was granted a proxy to vote the shares of the other holders.

** The address for all listed persons is the company’s address, 20 Camden St, Suite 200, Toronto, ON, M5V 1V1, Canada.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described above and within the section entitled Executive Compensation of this Offering Circular, none of the following parties (each a “Related Party”) has, in our fiscal years ended 2023 and 2024 had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;
●	any nominee for election as a director;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

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The company received a series of loans from the CEO’s father, totaling CDN $270,000 as of December 31, 2021 and December 31, 2022. These loans are unsecured, and carry a 10% simple interest, paid semi-annually, with a 12 month maturity and option to renew. The option to renew has been exercised by both parties through 2025.

The company’s CEO holds a Shareholders’ Loan balance to the company for CDN$4,079,348 as of December 31, 2023 and CDN$3,759,537 as of December 31, 2024. The balances due to shareholders are unsecured, non-interest bearing, with no specific terms of repayment.

SECURITIES BEING OFFERED

The following description is a summary of the material rights of shareholders. Shareholder rights are dictated via the Company’s Articles of Incorporation and Bylaws, each as amended from time to time. The foregoing documents have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

None of our securities are currently listed or quoted for trading on any national securities exchange or national quotation system.

General

The company is offering 14,984,707 Class B Shares, including 4,984,707 Bonus Shares. The following description summarizes important terms of the company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of the company’s Certificate and Articles of Incorporation, as amended (the “Articles”), and its Bylaws, copies of which have been filed as Exhibits to the Offering Statement of which this Offering Circular forms a part.

At the date of this Offering Circular, RYSE ’s authorized capital stock consists of an unlimited number of Common Shares, no par value per share. As of the date of this Offering Circular, there were outstanding

•	35,572,451 Class A Common Shares,
•	12,346,138 Class B Common Shares,
•	2,974,470 warrants to purchase Class A Common Shares,
•	7,451,940 options to purchase Class B Common Shares and
•	271,106 warrants to purchase Class B Common Shares.

Class A Common Shares

Voting Rights

Holders of Class A Common Shares are entitled to one vote per share.

Dividend Rights and Right to Receive Liquidation Distributions

Subject to the prior rights of any other class ranking senior to the Class A Common Shares, the shares have a right to receive dividends, if declared by the board of directors, and any amount payable on any distribution of assets constituting a return of capital and to receive the remaining property and assets of the company on the liquidation, dissolution or winding-up of the company, whether voluntarily or involuntarily, or any other distribution of assets upon winding up.

Rights and Preferences

Except as set forth below, holders of the Class A Common Shares have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to such shares.

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Class B Common Shares

Voting Rights

The holders of the Class B Common Shares are not entitled to vote.

Dividend Rights and Right to Receive Liquidation Distributions

Subject to the prior rights of any other class ranking senior to the Class B Common Shares, the shares have a right to receive dividends, if declared by the board of directors, and any amount payable on any distribution of assets constituting a return of capital and to receive the remaining property and assets of the company on the liquidation, dissolution or winding-up of the company, whether voluntarily or involuntarily, or any other distribution of assets upon winding up.

Rights and Preferences

Except as set forth below, holders of the Class B Common Shares have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to such shares.

Voting Trust Agreement

The company has a voting trust agreement in place to which all Class A Common shareholders are a party under which each such shareholder has irrevocably appointed Trung Pham, CEO and Secretary of the company as designated representative to vote on all matters brought to shareholders of the company for approval. This includes an authorization for the designated representative to attend, act and vote for and on behalf of such Class A Common Shareholders at any meeting of shareholders, or any class thereof as detailed in the Voting Trust Agreement filed as Exhibit 6.1 to the Offering Statement of which this Offering Circular forms a part.

Investors in this offering will acquire Class B Common Shares, which are non-voting shares by their terms. However, investors in this offering will be required to sign the Voting Trust Agreement in order to participate in the offering. To the extent any laws or regulations of any jurisdiction would allow for such shareholders to retain voting rights on any matters of the corporation, such rights will be exercised by the Designated Representative under the Voting Trust Agreement.

Shareholders Agreement

The company has a shareholders agreement in place governing the basic rights and obligations of the company’s shareholders. Investors in this offering who will acquire Class B Common Shares must, concurrently with becoming a shareholder execute and deliver to the company an executed Deed of Adherence, set out at Schedule A of the Shareholders Agreement, as amended, filed as Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part.

Stock Option Plan

The company had a stock option plan dated November 21, 2014 pursuant to which the company was authorized to issue options to purchase common shares to consultants, officers, directors and employees. The maximum number of options that could be issued under the stock option plan was an amount equal to 15% of the issued and outstanding shares of the company from time to time. There are currently no options available to be issued and 7,267,299 options to purchase Class B Common Shares are outstanding and unexercised.

Transfer Agent

The transfer agent for the Shares is DealMaker Transfer Agent LLC, an affiliate of our Broker. Shares will be issued by the transfer agent in book entry form.

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Disclosure of Commission Position on Indemnification for Securities Liabilities

The Company’s Bylaws and Certificate of Incorporation, subject to the provisions of Ontario Law, contain provisions which allow the corporation to indemnify its officers and directors against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, may be unenforceable.

Enforceability of Civil Liability

We are incorporated under the laws of Ontario, Canada. Service of process upon us and upon certain of our directors and officers and the experts named in this Offering Circular, who reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because a substantial amount of our assets and certain of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have also been advised by our Canadian legal advisor that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the U.S. federal securities laws or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based on the civil liability provisions of the U.S. federal securities laws or any such state securities or blue sky laws. Therefore, it may not be possible to enforce those judgments against us, certain of our directors and officers, the experts named in this Offering Circular.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

The following discussion describes the material United States federal income tax consequences to a United States Holder (as defined herein) of the purchase, ownership and disposition of our voting shares as of the date hereof. This discussion deals only with voting shares that are held as capital assets by a United States Holder. In addition, the discussion set forth below is applicable only to United States Holders (i) who are residents of the United States for purposes of the current United States—Canada Income Tax Convention (the “Treaty”), (ii) whose voting shares are not, for purposes of the Treaty, effectively connected with a permanent establishment in Canada and (iii) who otherwise qualify for the full benefits of the Treaty.

As used herein, the term “United States Holder” means a beneficial owner of our voting shares that is, for United States federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source;
Or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

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This discussion does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

●	a dealer in securities or currencies;

●	a financial institution;

●	a regulated investment company;

●	a real estate investment trust;

●	an insurance company;

●	a tax-exempt organization;

●	a person holding our voting shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

●	a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

●	a person liable for alternative minimum tax;

●	a person who owns or is deemed to own 10% or more of our stock (by vote or value);

●	a partnership or other pass-through entity for United States federal income tax purposes;

●	a person required to accelerate the recognition of any item of gross income with respect to our voting shares as a result of such income being recognized on an applicable financial statement; or

●	a person whose “functional currency” is not the United States dollar.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our voting shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our voting shares, you should consult your tax advisors.

This discussion does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income or the effects of any state, local or non- United States tax laws. If you are considering the purchase of our voting shares, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our voting shares, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction. This discussion assumes that we are not, and will not become, a passive foreign investment company, as described below.

Taxation of Dividends

The gross amount of distributions on the voting shares (including any amounts withheld to reflect Canadian withholding taxes) will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in the tax basis of the voting shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain recognized on a sale or exchange. We do not, however, expect to determine earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be treated as a dividend.

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Any dividends that you receive (including any withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

With respect to non-corporate United States Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the Treaty meets these requirements, but we may not be eligible for the benefits of the Treaty. However, a non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our voting shares, which will be listed on the Nasdaq Capital Market, will be readily tradable on an established securities market in the United States. There can be no assurance, however, that our voting shares will be considered readily tradable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisors regarding the application of these rules to your particular circumstances.

The amount of any dividend paid in Canadian dollars will equal the United States dollar value of the Canadian dollars received calculated by reference to the exchange rate in effect on the date the dividend is received by you, regardless of whether the Canadian dollars are converted into United States dollars. If the Canadian dollars received as a dividend are converted into United States dollars on the date they are received, you generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into United States dollars on the date of receipt, you will have a basis in the Canadian dollars equal to their United States dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars will be treated as United States source ordinary income or loss.

Subject to certain conditions and limitations, Canadian withholding taxes on dividends may be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the voting shares will be treated as income from sources outside the United States and will generally constitute passive category income. However, in certain circumstances, if you have held the voting shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for Canadian withholding taxes imposed on dividends paid on the voting shares. If you do not elect to claim a United States foreign tax credit, you may instead claim a deduction for Canadian income tax withheld, but only for a taxable year in which you elect to do so with respect to all foreign income taxes paid or accrued in such taxable year. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Passive Foreign Investment Company

We do not believe that we are, for United States federal income tax purposes, a passive foreign investment company (a “PFIC”), and we expect to operate in such a manner so as not to become a PFIC. If, however, we are or become a PFIC, you could be subject to additional United States federal income taxes on gain recognized with respect to the voting shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules.

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Taxation of Capital Gains

For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of the voting shares in an amount equal to the difference between the amount realized for the voting shares and your tax basis in the voting shares. Such gain or loss will generally be capital gain or loss and will generally be long- term capital gain or loss if you have held the voting shares for more than one year. Long-term capital gains of non-corporate United States Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss. Consequently, you may not be able to use the foreign tax credit arising from any Canadian tax imposed on the disposition of voting shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of our voting shares and the proceeds from the sale, exchange or other disposition of our voting shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Reporting Obligations for Specified Foreign Financial Assets

United States Holders who are individuals (and certain entities) are required to report on Internal Revenue Service Form 8938 specified foreign financial assets that they own if the aggregate value of those assets exceeds certain threshold amounts. Specified foreign financial assets may include stock of a foreign issuer such as the voting shares if not held through a financial account maintained at a United States “financial institution,” as defined in the applicable rules. United States Holders should consult their own tax advisors as to the possible application of this reporting obligation under their particular circumstances.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to an investor who acquires Shares pursuant to this offering. This summary applies only to a purchaser who is a beneficial owner of Shares acquired pursuant to this offering and who, for the purposes of the Canadian Tax Act, and at all relevant times: (i) deals at arm’s length with the Company, (ii) is not affiliated with the Company; and (iii) acquires and holds the Shares as capital property (a “Holder “).

Shares will generally be considered to be capital property to a Holder for purposes of the Canadian Tax Act unless they are held in the course of carrying on a business of trading or dealing in securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a “financial institution” for the purposes of the mark-to- market rules contained in the Canadian Tax Act; (ii) that is a “specified financial institution” (as defined in the Canadian Tax Act); (iii) an interest in which is a “tax shelter investment” for purposes of the Canadian Tax Act; (iv) that has made a functional currency reporting election under section 261 of the Canadian Tax Act to report its “Canadian tax results” as defined in the Canadian Tax Act in a currency other than Canadian currency; (v) that has entered into, or will enter into, a “derivative forward agreement” or “synthetic disposition arrangement” (each as defined in the Canadian Tax Act) with respect to the Shares; (vi) that receives dividends on Shares under or as part of a “dividend rental arrangement” (as defined in the Canadian Tax Act); or (vii) that is exempt from tax under Part I of the Canadian Tax Act.

This summary does not address the deductibility of interest by a Holder who has borrowed money to acquire Shares. Such Holders should consult their own tax advisors.

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Additional considerations, not discussed herein, may apply to a Holder that is a corporation resident in Canada, and is or becomes (or does not deal at arm’s length for purposes of the Canadian Tax Act with a corporation resident in Canada that is or becomes), as part of a transaction or event or series of transactions or events that includes the acquisition of the Shares, controlled by a non-resident person or a group of persons comprised of any combination of non-resident corporations, non-resident individuals or non-resident trusts that do not deal with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Canadian Tax Act. Such Holders should consult their own tax advisors with respect to the consequences of purchasing Shares pursuant to the offering.

This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder (“Regulations”) in force on the date hereof, all specific proposals to amend the Canadian Tax Act or the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this Offering Circular (the “Proposed Amendments”) and counsel’s understanding of the current administrative practices and assessing policies of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof. This summary assumes that the Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or in the administrative practices or assessing policies of CRA, whether by legislative, governmental, administrative or judicial decision or action, nor does it take into account or consider other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Shares. The following description of income tax matters is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders are urged to consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Taxation of Resident Holders

The following portion of this summary applies to a Holder who, for the purposes of the Canadian Tax Act, is or is deemed to be resident in Canada at all relevant times (a “Resident Holder”). A Resident Holder whose Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election permitted by subsection 39(4) of the Canadian Tax Act to deem the Shares, and every other “Canadian security” (as defined in the Canadian Tax Act), held by such person, in the taxation year of the election and each subsequent taxation year to be capital property. Resident Holders should consult their own tax advisors regarding this election.

Dividends

Dividends received or deemed to be received on the Shares will be included in computing a Resident Holder’s income. In the case of an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of “taxable dividends” received from “taxable Canadian corporations” (as such terms are defined in the Canadian Tax Act). An enhanced gross-up and dividend tax credit will be available to individuals in respect of “eligible dividends” designated by the Company to the Resident Holder in accordance with the provisions of the Canadian Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends.

Dividends received or deemed to be received on the Shares by a Resident Holder that is a corporation will be included in computing its income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Canadian Tax Act will treat a taxable dividend received or deemed to be received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” as defined in the Canadian Tax Act or a “subject corporation” as defined in subsection 186(3) of the Canadian Tax Act will generally be liable under Part IV of the Canadian Tax Act to pay a refundable tax on dividends received or deemed to be received on the Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year. Such Resident Holders should consult their own tax advisors in this regard.

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Disposition of Shares

A Resident Holder who disposes, or is deemed to dispose, of a Share (other than on a disposition to the Company that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market), generally will realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base to the Resident Holder of such Share immediately before the disposition or deemed disposition. The taxation of capital gains and losses is generally described below under the heading “Capital Gains and Capital Losses.” The adjusted cost base of the Shares to a Resident Holder will be determined by averaging the cost of such Shares with the adjusted cost base of all other Shares of the same class of the Corporation held by the Resident Holder and by making certain other adjustments required under the Tax Act. The Resident Holder’s cost for purposes of the Tax Act of the Shares will include all amounts paid or payable by the Holder for such Shares, subject to certain adjustments under the Tax Act.

Capital Gains and Capital Losses

Generally, subject to Proposed Amendments regarding the taxation of capital gains (the “Capital Gain Proposals”), a Resident Holder is required to include in computing income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in such taxation year. Subject to and in accordance with the rules contained in the Canadian Tax Act and the Capital Gain Proposals, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Canadian Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of a Share may be reduced by the amount of any dividends received or deemed to have been received by such Resident Holder on such shares, to the extent and under the circumstances described in the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Shares, directly or indirectly, through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Under the Capital Gain Proposals, the capital gains inclusion rate (i.e., the portion of any capital gain that is a taxable capital gain) and the capital loss deduction rate (i.e., the portion of any capital loss that is an allowable capital loss) will generally be increased from one-half to two-thirds for capital gains or capital losses generally realized on or after June 25, 2024. Under the Capital Gain Proposals, the two-thirds capital gains inclusion rate will only apply to a Holder that is an individual who generally realizes net capital gains above an annual $250,000 threshold (with such threshold not being pro-rated for 2024).

Under the Capital Gain Proposals, special rules will apply with respect to, generally, taxation years that begin before and end on or after June 25, 2024 (the “Transition Year”) due to two different inclusion rates applying for capital gains and capital losses realized in the period prior to June 25, 2024 (“Period 1”) and in the period on or after June 25, 2024 (“Period 2”).

Under the Capital Gain Proposals, two different inclusion and deduction rates would apply with respect to dispositions of capital property in Period 1 and Period 2 in the Transition Year. As a result, for the Transition Year, a Holder would be required to separately identify capital gains and capital losses realized in Period 1 and those realized in Period 2. Capital gains and capital losses from the same period would first be netted against each other. A net capital gain (or net capital loss) would arise if capital gains (or capital losses) from one period exceed capital losses (or capital gains) from that same period. A Holder would be subject to the higher inclusion and deduction rate of two-thirds in respect of its net capital gains (or net capital losses) arising in Period 2, to the extent that these net capital gains (or net capital losses) exceed any net capital losses (or net capital gains) incurred in Period 1. Conversely, a Holder would be subject to the lower inclusion and deduction rate of one-half in respect of its net capital gains (or net capital losses) arising in Period 1, to the extent that these net capital gains (or net capital losses) exceed any net capital losses (or net capital gains) incurred in Period 2.

The Capital Gain Proposals also contemplate adjustments of carried forward or carried back allowable capital losses to account for the changes in the relevant inclusion and deduction rates.

45

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including taxable capital gains. Such Resident Holders should consult their own tax advisors.

Alternative Minimum Tax

Generally, a Resident Holder that is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the Shares or realizes a capital gain on the disposition or deemed disposition of the Shares may be liable for alternative minimum tax under the Canadian Tax Act. Resident holders should consult their own tax advisors with respect to the application of alternative minimum tax.

Taxation of Non-Resident Holders

The following portion of this summary is generally applicable to Holders who, for the purposes of the Canadian Tax Act and at all relevant times: (i) are not resident or and are not deemed to be resident in Canada, and (ii) do not use or hold Shares in the course of a business carried on or deemed to be carried on in Canada (“Non-Resident Holders”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Canadian Tax Act). Such Non-Resident Holders should consult their own tax advisors.

Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on the Shares will generally be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, unless such rate is reduced by the terms of an applicable income tax treaty or convention. Under the Treaty, the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty, is the beneficial owner of the dividends, and is fully entitled to benefits under the Treaty (a “U.S. Holder”) is generally reduced to 15% of the gross amount of the dividend. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. Non-Resident Holders should consult their own tax advisors regarding the application of the Treaty or any other tax treaty.

Disposition of Shares

A Non-Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a Share, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless the Share is, or is deemed to be, “taxable Canadian property” (as defined in the Canadian Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

If the Shares are not listed on a “designated stock exchange” for purposes of the Canadian Tax Act at the time of a disposition, the Shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Tax Act), “timber resource property” (as defined in the Canadian Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, the Shares may also be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Canadian Tax Act in certain other circumstances.

46

If the Shares are listed on a “designated stock exchange” for purposes of the Canadian Tax Act at the time of a disposition, the Shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by, or belonged to, any combination of (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length (for purposes of the Canadian Tax Act); and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Tax Act), “timber resource property” (as defined in the Canadian Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, the Shares may also be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Canadian Tax Act in certain other circumstances.

Non-Resident Holders should consult their own tax advisors as to whether their Shares constitute “taxable Canadian property” in their own particular circumstances.

In the event that a Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Canadian Tax Act pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above for Resident Holders under “Taxation of Resident Holders – Disposition of Shares” and “Capital Gains and Capital Losses” will generally apply to the Non-Resident Holder. Non-Resident Holders whose Shares are taxable Canadian property should consult their own tax advisors.

THE FOREGOING SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF SHARES.

ERISA CONSIDERATIONS

Each respective member that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in the Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in the Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of members to withdraw all or any part of their capital accounts or to transfer their interests in the Company.

If the assets of the Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, our Manager of the Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on the Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on the Company which may result in a violation of ERISA unless the Company obtained an appropriate exemption from the Department of Labor allowing the Company to conduct its operations as described herein.

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

47

Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The Company intends to limit the participation in the Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that the Company assets will constitute “plan assets” of plans that acquire interests.

It is the current intent of the Company to limit the aggregate investment by benefit plan investors to less than 25% of the value of the members’ membership interests so that equity participation of benefit plan investors will not be considered “significant.” The Company reserves the right, however, to waive the 25% limitation.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

EXPERTS

Our financial statements for fiscal years ended December 31, 2023 and December 31, 2024 included in this offering circular have been audited by Goldstein and Loggia CPA’s, LLC, as stated in their reports appearing herein. Such financial statements have been so included in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the Shares offered by this Offering Circular. This Offering Circular does not contain all of the information included in the Offering Statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the Shares to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the qualification of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the Offering Statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We will answer inquiries from potential investors concerning the Shares, the Company and other matters relating to the offer and sale of the Shares under this Offering Circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Requests and inquiries regarding this offering circular should be directed to:

RYSE Inc.

20 Camden St., Toronto, Ontario, Canada M5V 1V1

929-219-3299

We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

48

FINANCIAL STATEMENTS

INDEX OF FINANCIAL INFORMATION

RYSE Inc.

Consolidated Financial Statements

For the Years ended December 31, 2024 and 2023

(Expressed in Canadian Dollars)

F-1

GOLDSTEIN & LOGGIA CPA’S, LLC

707 TENNENT ROAD

MANALAPAN, NJ 07726

(732) 617-7004

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of

Ryse Inc.

Toronto, Ontario

Opinion

We have audited the accompanying consolidated financial statements of Ryse Inc. and its subsidiaries (the “Company”), which comprise the Consolidated Statements of Financial Position as of December 31, 2024 and 2023, and the related Consolidated Statements of Comprehensive Loss, Changes in Shareholders’ Deficit, and Cash Flows for the years then ended, and the related Notes to the Consolidated Financial Statements (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements referred above present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

F-2

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards in the United States of America will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards in the United States of America, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Goldstein & Loggia CPA’s, LLC

April 29, 2025

F-3

Ryse Inc.

Consolidated Statements of Financial Position

All figures in Canadian dollars

December 31	2024	2023

Assets

Current
Cash and cash equivalents	$397,638	$252,702
Accounts receivable (Note 5)	495,165	536,273
Inventory (Note 7)	1,393,062	558,521
Prepaid inventory (Note 7)	93,176	73,351
Investment tax credit receivable (Note 8)	403,005	277,000
Total current assets	2,782,046	1,697,847

Non-current
Property and equipment, net (Note 9)	1,223,286	71,028
Prepaid expenses (Note 26)	22,736	22,736
Intangible assets, net (Note 10)	277,505	284,525
Total non-current assets	1,523,527	378,289
Total assets	$4,305,573	$2,076,136

Liabilities and Shareholders' Deficit

Current
Bank indebtedness	$78,068	$–
Accounts payable and accrued liabilities (Note 11)	1,943,632	1,553,802
Advances (Note 12)	388,627	19,270
Deferred government assistance income (Notes 6,17)	332,504	428,183
Term loans – current portion (Note 13)	639,356	305,891
Notes payable (Note 14)	7,510,878	2,292,381
Short-term fair-value of convertible notes (Note 14)	427,000	400,000
Current portion of lease liabilities (Note 26)	240,382	–
Warrant liability (Note 15)	1,675,883	1,675,883
Government loans – current portion (Note 17)	286,465	257,352
Total current liabilities	13,522,795	6,932,762

Non-current
Due to shareholders (Note 16)	3,759,537	4,079,348
Lease liabilities (Note 26)	900,841	–
Government loans (Note 17)	314,864	448,682
Term loans (Note 13)	2,125,779	3,261,474
Total non-current liabilities	7,101,021	7,789,504

	20,623,816	14,722,266

Shareholders' deficit
Share capital (Note 18)	19,002,452	14,575,253
Contributed surplus (Note 19)	2,734,797	1,960,898
Warrants (Note 15)	270,201	294,761
Cumulative translation adjustment	(531,200)	(83,754)
Accumulated deficit	(37,794,493)	(29,393,288)

Total shareholders’ deficit	(16,318,243)	(12,646,130)

Total liabilities and shareholders’ deficit	$4,305,573	$2,076,136

(See accompanying notes to consolidated financial statements)

F-4

Ryse Inc.

Consolidated Statements of Comprehensive Loss

All figures in Canadian dollars

For the years ended December 31	2024	2023

Sales	$2,449,083	$1,465,364
Product costs (Note 24)	1,673,751	539,678

Gross margin	775,332	925,686

Government assistance income (Note 6)	175,114	725,800

Expenses
Operating expenses (Note 24)	7,282,351	5,483,632

Loss from operations	(6,331,905)	(3,832,146)

Other income (expense)
Finance expense (Note 25)	(2,092,868)	(1,376,840)
Interest income	107	189
Write-off of inventory (Note 7)	–	(48,517)
Forgiveness of government loan (Note 17)	43,949	–
Gain on warrants fair value adjustment (Note 15)	49,666	33,275
Foreign exchange loss (gain)	(70,154)	3,109

Total other income (expense)	(2,069,300)	(1,388,784)

Loss before income tax expense	(8,401,205)	(5,220,930)
Income tax expense	–	–
Net loss for the year	(8,401,205)	(5,220,930)
Translation adjustment	(447,446)	(83,754)
Comprehensive loss for the year	$(8,848,651)	$(5,304,684)

Basic loss per share	$(0.19)	$(0.12)
Diluted loss per share	$(0.19)	$(0.12)

Weighted -average common shares outstanding:
Basic	44,963,955	42,135,931
Diluted	44,963,955	42,135,931

(See accompanying notes to consolidated financial statements)

F-5

Ryse Inc.

Consolidated Statements of Changes in Shareholders’ Deficit

All figures in Canadian dollars

	Class A common shares		Class B common shares			Contributed	Cumulative translation	Accumulated	Total shareholders’
	Number	Amount	Number	Amount	Warrants	surplus	adjustment	deficit	deficit
December 31, 2022	35,572,451	$4,965,656	3,928,461	$4,179,940	$1,112,329	$1,409,470	–	($24,172,358)	($12,504,963)
Net loss and comprehensive loss for the year	–	–	–	–	–	–	–	(5,220,930)	(5,220,930)
Translation adjustment	–	–	–	–	–	–	(83,754)	–	(83,754)
Stock based compensation (Note 19)	–	–	–	–	–	551,428	–	–	551,428
Issued capital shares through warrants (Note15)	–	–	1,024,000	1,818,328	(818,328)	–	–	–	1,000,000
Warrants issued in exchange for consulting services Note15)	–	–	–	–	760	–	–	–	760
Shares issued (Note 18)	–	–	3,989,555	4,050,225	–	–	–	–	4,050,225
Share issuance cost (Note 18)	–	–	–	(438,895)	–	–	–	–	(438,895)
December 31, 2023	35,572,451	$4,965,656	8,942,016	$9,609,598	$294,761	$1,960,898	($83,754)	($29,393,288)	($12,646,129)
Net loss and comprehensive loss for the year	–	–	–	–	–	–	–	(8,401,205)	(8,401,205)
Translation adjustment	–	–	–	–	–	–	(447,446)	–	(447,446)
Stock based compensation (Note 19)	–	–	–	–	–	773,899	–	–	773,899
Issuance of warrants through service (Note 15)	–	–	–	–	25,105	–	–	–	25,105
Revaluation of expired warrants (Note 15)	–	–	–	–	(49,665)	–	–	–	(49,665)
Issuance of shares on notes payable (Note 14)	–	–	121,400	217,809	–	–	–	–	217,809
Shares issued (Note 18)	–	–	3,047,827	6,347,977	–	–	–	–	6,347,977
Bonus shares (Note 18)	–	–	224,895	–	–	–	–	–	–
Share issuance cost (Note 18)	–	–	–	(2,138,588)	–	–	–	–	(2,138,588)
December 31, 2024	35,572,451	$4,965,656	12,336,138	$14,036,796	$270,201	$2,734,797	($531,200)	($37,794,493)	($16,318,243)

(See accompanying notes to consolidated financial statements)

F-6

Ryse Inc.

Consolidated Statements of Cash Flows

All figures in Canadian dollars

For the years ended December 31	2024	2023

Cash flows from operating activities
Net loss for the year	$(8,401,205)	$(5,220,930)
Adjustments for non-cash items
Government assistance income(Note 6)	(175,114)	(725,800)
Stock-based compensation (Note 24)	773,899	551,428
Accretion on government loans (Note 17)	117,574	144,029
Non-cash interest (income)/expense (Note 12)	(50,971)	65,239
Write-off of inventory (Note 7)	–	48,517
Unrealized foreign exchange loss	(445,378)	(43,060)
Depreciation of property and equipment (Note 9)	309,803	20,561
Issuance of warrants through services (Note 15)	25,105	760
Revaluation of expired warrants (Note 15)	(49,665)	(33,560)
Forgiveness of government loans (Note 17)	(43,949)	–
Amortization of intangible assets (Note 10)	14,412	14,975
Expected credit losses on accounts receivable (Note 5)	1,169	23,992
Changes in working capital balances
Accounts receivable	39,940	(512,931)
Inventory and prepaid inventory	(854,366)	(126,053)
Investment tax credit receivable	(126,005)	(277,000)
Prepaid expenses	–	3,773
Bank indebtedness	78,068	(19,336)
Accounts payable and accrued liabilities	389,830	527,630
Net cash used in operating activities	(8,396,853)	(5,557,766)

Cash flows from investing activities
Purchase of property and equipment (Notes 9 and 27)	(171,878)	(19,470)
Purchase of intangible assets (Note 10)	(7,392)	–
Net cash used in investing activities	(179,270)	(19,470)

Cash flows from financing activities
Issuance of shares	6,347,978	5,050,225
Share issuance cost	(2,138,588)	(438,895)
Repayment of lease liabilities (Note 26)	(148,960)	–
Issuance of notes payable	5,436,305	2,292,381
Repayment of term loans	(1,104,152)	(1,276,915)
(Repayment of)/proceeds from due to shareholders	(319,810)	499,178
Proceeds from/(repayment of) advances	331,508	(844,764)
Proceeds from term loans	388,673	678,813
Repayment of SRED and SDTC financing	–	(488,536)
Proceeds from convertible notes	27,000	400,000
Repayment of government loans (Note 17)	(98,895)	(188,313)
Net cash generated from financing activities	8,721,059	5,683,174

Increase in cash and cash equivalents during the period	144,936	105,938
Cash and cash equivalents, beginning of year	252,702	146,764

Cash and cash equivalents, end of year	$397,638	$252,702

Supplemental cash flow information (Note 27)

(See accompanying notes to consolidated financial statements)

F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2024 and 2023

All figures in Canadian dollars

1.	Nature of Business

Ryse Inc. (formerly Axis Labs Inc.) (the "Company") was incorporated on May 6, 2009, under the laws of the Canada Business Corporations Act (Ontario). The Company and its subsidiaries develop products called AXIS Gear and RYSE SmartShade, a smart device to help automate shades in homes. Consumers can control their shades with a tab on the AXIS Gear item itself or with their smartphone. The registered office of the Company is 451 Dundas Street West #167, Toronto, Ontario. The Company owns 100% of its two subsidiary companies, AXIS Labs USA Inc. and AXIS Intelligent Products (China WFOE).

AXIS Labs USA Inc. was incorporated on July 6, 2017, under the laws of the Delaware General Corporation Law Act. The registered office of the subsidiary is in the state of Delaware at 2035 Sunset Lake Road, Suite B-2, Newark, New Castle.

AXIS Intelligent Products (China WFOE) is inactive and was incorporated on January 15, 2016, under the laws of China.

2.	Basis of Presentation and going concern uncertainties

Going concern uncertainties

The Company reported a consolidated net loss of $8,401,205 for the year ended December 31, 2024 (December 31, 2023 - $5,220,930). As of December 31, 2024, the Company had a working capital deficiency of $10,740,749 (December 31, 2023 - $5,212,178) and an accumulated deficit of $37,794,493 (December 31, 2023 - $29,393,288).

The Company has experienced recurring losses and is dependent on its ability to raise additional funds to continue operations. These circumstances create material uncertainties that cast significant doubt as to the ability of the Company to continue as a going concern. The Company is actively pursuing additional financing to further develop certain of the Company's scientific initiatives, but there is no assurance these initiatives will be successful, timely, or sufficient. Consequently, the Company's ability to continue as a going concern is dependent on its ability to secure additional financing.

These consolidated financial statements have been prepared on a going concern basis, which assumes that the future operations will allow for the realization of assets and the discharge of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to the carrying value and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern, and such adjustments could be material.

The Company does not expect to be affected significantly by the proposed tariffs in 2025, primarily due to its diversified network of manufacturing in Asia. Currently, production is mainly concentrated in China, there is operational flexibility to shift manufacturing to facilities in other Southeast Asian countries, if necessary, to mitigate the potential effects of import tariffs. The Company will continue to monitor developments in tariff policies and adjust its supply chain strategy as required to minimize any adverse impact on operations and financial results.

Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board (collectively, “IFRS”).

The consolidated financial statements were authorized for issue by representatives of the Company on April 29, 2025.

The consolidated financial statements are presented in Canadian dollars, which is the Company's functional currency.

F-8

3.	Critical accounting estimates and judgments

The preparation of the consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amount of revenues and expenses during the reporting period. Management is required to apply judgment in useful lives of assets, valuation of inventory obsolescence, recoverability of property and equipment and intangible assets, equity transactions, and valuation of derivative financial instruments. By their nature, these estimates are subject to measurement uncertainty and are reviewed periodically, and adjustments, if necessary, are made in the period in which they are identified. Actual results could differ from those estimates.

Useful lives of assets - Significant estimates are involved in the determination of the useful lives of property and equipment and intangible assets to determine their expected depreciation rates (Notes 9 and 10).

Determination of valuation of equity transactions – Significant estimates are involved in the determination of fair value of equity transactions such as equity settled transactions and warrant valuation (Notes 14 and 15).

Valuation of derivative financial instruments – The estimated fair values of financial liabilities are subject to measurement uncertainty due to their exposure to liquidity and market risks. The fair value of these derivatives is determined using valuation models which require assumptions concerning the amount and timing of future cash flows, and discount rates. Changes in fair value are recognized in profit and loss. During the year ended December 31, 2024, fair value revaluation is $Nil.

Management’s assumptions rely on external observable market data including volatility and interest rate yield curves. The resulting fair value estimates may not be indicative of the amounts realized or settled in current market transactions and, as such, are subject to measurement uncertainty. Derivative financial instruments are comprised of convertible notes and warrant liabilities (Notes 14 and 15).

Inventory Valuation and Obsolescence – Inventories are measured at the lower of cost and net realizable value. The company assesses inventory regularly for obsolescence, considering factors such as market demand, product expiration, and physical condition. Where necessary, inventories are written down to their net realizable value, with write-downs recognized as an expense in the period incurred. Reversals of write-downs are made if the net realizable value subsequently increases, limited to the original write-down amount.

4.	Summary of significant accounting policies

Basis of Measurement

These consolidated financial statements were prepared under the historical cost convention as modified by the measurement of certain financial instruments at fair value.

The preparation of the consolidated financial statements in accordance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company's accounting policies.

Basis of Consolidation

These financial statements are prepared on a consolidated basis. All significant intercompany transactions and balances have been eliminated on consolidation.

F-9

Financial Instruments

(i) Recognition and Classification

Financial Assets

All financial assets are initially recognized at fair value, adjusted by, in the case of instruments not at fair value through profit or loss, directly attributable transaction costs. After initial recognition, financial assets are subsequently classified and measured at either fair value through profit or loss ("FVTPL"), fair value through other comprehensive income ("FVTOCI"), or amortized cost based on the Company's assessment of the business model within which the financial asset is managed and the financial asset's contractual cash flow characteristics.

The Company had no financial assets measured at FVTPL or measured at FVTOCI as of December 31, 2024 and 2023.

Financial assets measured at amortized cost are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are carried at amortized cost using the effective interest method less impairment. Cash and trade receivables are classified as measured at amortized cost. Cash consists of deposits in bank.

Financial Liabilities

The Company classifies its financial liabilities into one of the following two categories: measured at amortized cost and measured at fair value through profit and loss ("FVTPL").

Financial liabilities measured at FVTPL are comprised of convertible notes and warrant liability.

Financial liabilities measured at amortized cost are initially recognized at fair value net of any transaction costs directly attributable to the issue of the instrument. Such interest-bearing liabilities are subsequently measured at amortized cost using the effective interest rate method, which ensures that any interest expense over the period to repayment is at a constant rate on the balance of the liability carried in the balance sheet.

Accounts payable and accrued liabilities, advances, term loans, due to shareholders, and government loans are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method.

(ii) Derecognition

Financial assets are derecognized only when the contractual rights to the cash flows from the asset expire, or the Company transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. The Company derecognizes financial liabilities when its obligations are discharged, cancelled, or expired.

(iii) Offsetting

Financial assets and liabilities are offset and the net amount is presented in the consolidated statement of financial position when, and only when, the Company has a legal right to offset the recognized amounts and it intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

(iv) Fair Value and Market Value Measurement

Fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm's length transaction on the measurement date.

When available, the Company measures the fair value of an instrument using quoted market prices in an active market for that instrument. A market is regarded as active if quoted prices are readily and regularly available and represent actual and regularly occurring market transactions on an arm's length basis.

F-10

The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1), and the lowest priority to unobservable inputs (level 3).

(v) Impairment of Financial Assets

At each reporting date, the Company assesses whether there is objective evidence that financial assets not carried at FVTPL are impaired. A financial asset or a group of financial assets are impaired based upon the expected credit loss ("ECL") model as prescribed by IFRS 9, taking into consideration both historic and forward looking information.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less, at the time of purchase, to be cash equivalents. Cash consists of funds held in the Company’s checking account and online payment platforms.

Inventories

Inventory consists of only finished goods and are stated at the lower of cost and net realizable value. Net realizable value is the estimated selling price less the estimated cost of completion and the estimated costs necessary to make the sale.

Property and Equipment

Property and equipment is initially recorded at cost and subsequently measured at cost less accumulated depreciation. Depreciation is recognized in Consolidated Statements of Comprehensive Loss and is provided over the estimated useful life of the assets as follows:

Tooling	-20% diminishing balance basis
Office equipment	-20% diminishing balance basis
Computer equipment	-55% diminishing balance basis
Leasehold improvements	- Straight-line method over 5 years
Right-of-use assets	- Straight-line method over life of lease term

Depreciation methods, useful lives and residual values are reviewed annually and adjusted, if necessary.

Intangible Assets

Intangible assets include expenditures on patents.

Intangible assets are recorded at cost less accumulated amortization. Directly attributable costs, that are capitalized as part of intangible assets include professional fees and costs paid to purchase the rights to patents. Amortization is recognized in Consolidated Statements of Comprehensive Loss and is provided over the estimated useful life of the asset as follows:

Patents - 5% declining method

Amortization method and useful lives are reviewed, at least annually, and adjusted, if necessary. There were no changes in 2024 and 2023.

Income Taxes

Income tax expense represents the sum of current income taxes and deferred income taxes. Current and deferred taxes are recognized in Consolidated Statements of Comprehensive Loss, except to the extent that it relates to items recognized in other comprehensive loss or directly in equity. Under these circumstances, the taxes are recognized in other comprehensive loss or directly in equity.

F-11

Current income taxes

Current income tax assets and liabilities for the current and prior years are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute current income tax assets and liabilities are measured at tax rates which have been enacted or substantively enacted at the reporting date. Current tax assets and current tax liabilities are only offset if a legally enforceable right exists to set off the amounts, and the Company intends to settle on a net basis, or to realize the asset and settle the liability simultaneously.

Deferred income taxes

Deferred income taxes are provided using the asset and liability method applied to temporary differences at the date of the consolidated statement of financial position between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred income tax liabilities are recognized for all taxable temporary differences, except:

- Where the deferred income tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

- In respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred income tax assets are recognized for all deductible temporary differences, and carry forward of unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry forward of unused tax losses can be utilized except:

- Where the deferred income tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

- In respect of deductible temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, deferred income tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred income tax assets is reviewed at each date of the consolidated statement of financial position and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Unrecognized deferred income tax assets are reassessed at each date of the consolidated statement of financial position and are recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted at the date of the consolidated statement of financial position.

Deferred income tax assets and deferred income tax liabilities are offset if, a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend to either settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax assets or liabilities are expected to be settled or recovered.

F-12

Foreign Currency

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses which result from the settlement of such transactions and from the translation of year end exchange rates of monetary assets and liabilities denominated in foreign currency are recognized in the consolidated statements of comprehensive loss. Exchange differences arising from the translation of foreign operations’ financial statements are recognized in other comprehensive income and accumulated in a separate component of equity under “Cumulative Translation Adjustment (CTA)”.

Revenue Recognition

Under IFRS 15, revenue is measured using the five-step recognition model which includes:

1) identifying the contract(s) with the customer; 2) identifying the separate performance obligations in the contract; 3) determining the transaction price; 4) allocating the transaction price to separate performance obligations; and 5) recognizing revenue when (or as) each performance obligation is satisfied.

Step 1: Identifying the contract

Before recognizing revenue, the Company reviews customer transactions to ensure each party’s rights and payment terms are identified, there is commercial substance, and that it is probable that the Company will collect the consideration in exchange for the goods or services as stated in the contract.

Step 2: Identifying the separate performance obligations in the contract

The Company's revenues are derived from the sale of product. The transaction between the Company and end-user includes quantities purchased, prices, and discounts, if applicable. Revenue is recognized in line with the identified contractual terms and when collection of payment is reasonably assured in line with the agreed upon payment terms.

Step 3: Determining the transaction price

Transaction prices are typically the prices stated on the purchase orders or contracts, net of discounts. The Company reviews customer contracts for any variable consideration, existence of significant financing components and payables to customers, and adjusts transaction prices accordingly.

Step 4: Allocating the transaction price to separate performance obligations

The Company's customer online transactions contain a single performance obligation, and the allocation of the transaction price is based on the fixed price.

Step 5: Recognizing revenue when (or as) each performance obligation is satisfied

The timing of revenue recognition is based on when a customer obtains control of the asset. Control of an asset refers to the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset. Control includes the ability to prevent other entities from directing the use of, and obtaining the benefits from, an asset. The Company reviews customer transactions and the nature of the performance obligations to determine if a performance obligation is satisfied at a point in time, and recognizes revenue accordingly.

Revenue is generated from the sale of AXIS Gear units and RYSE SmartShade; consumers have an option to download the app free of charge on Android or Apple iPhones. There is a one-year warranty on the item, but no extended warranty or installation services provided by the Company. Hence, revenue is solely generated from the sale of product. Revenue from sales of the product is recognized at a point in time, when shipment occurs and risks and rewards of ownership have been transferred to the consumer. At this point in time, the Company retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold, revenue can be reliably measured and its probable that the economic benefits will flow to the Company.

When the Company receives payment for product but shipment has not occurred, recognition of the revenue is deferred and recorded as a liability on the consolidated statements of financial position until the risks and rewards of ownership have been transferred to the consumer.

F-13

Government Grants

The Company receives governmental subsidies, grants, and credits (collectively, Grants), from time to time related to operating expenditures or the COVID-19 pandemic. The Company recognizes such Grants when there is reasonable assurance that it qualifies for, and has complied with the conditions of the Grant, and that the Grant will be received. If the Company receives a Grant but cannot reasonably assure that it has complied with the conditions of the Grant, recognition of the Grant is deferred and recorded as a liability on the consolidated statements of financial position until the conditions are fulfilled. For Grants that relate to operating expenditures, the Company recognizes the Grant as a reduction to the expenditure that the Grant was intended to offset, in the period the cost is incurred or when the conditions are fulfilled if they were not met when the costs were incurred.

Leases

Under IFSR 16, all leases are accounted for by recognizing a right-of-use asset in property and equipment and a lease liability except for leases of low value assets and leases with a duration of 12 months or less.

Lease liabilities are measured at the present value of the contractual payments due to the lessor over the lease term, with the discount rate determined by reference to the rate inherent in the lease unless this is not readily determinable, in which case the Company’s incremental borrowing rate on commencement of the lease is used. The Company determines its incremental borrowing rate as the rate of interest it would have to pay to borrow over a similar term, and with similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. Variable lease payments are only included in the measurement of the lease liability if they depend on an index or rate. In such cases, the initial measurement of the lease liability assumes the variable element will remain unchanged throughout the lease term. Other variable lease payments are expensed in the period to which they relate.

On initial recognition, the carrying value of the lease liability also includes:

∙	amounts expected to be payable under any residual value guarantee;
∙	the exercise price of any purchase option granted in favour of the Company if it is reasonably certain to exercise that option; and
∙	any penalties payable for terminating the leases, if the term of the lease has been estimated on the basis of the termination option being exercised.

Right-of-use assets are initially measured at the amount of the lease liability, reduced for any lease incentives received, and increased for:

∙	lease payments made at or before commencement of the lease;
∙	initial direct costs incurred; and
∙	the amount of any provision recognized where the Company is contractually required to dismantle, remove or restore the leased asset.

Subsequent to initial measurement, lease liabilities increase as a result of interest at a constant rate on the balance outstanding and are reduced for lease payments made. Right-of-use assets are amortized on a straight-line basis over the remaining term of the lease or over the remaining economic life of the asset, whichever is shorter.

When the Company revises its estimate of the term of any lease, it adjusts the carrying amount of the lease liability to reflect the payments to make over the revised term, which are discounted at the same discount rate that applied on lease commencement. The carrying value of lease liabilities is similarly revised when the variable element of future lease payments dependent on a rate or index is revised. In both cases, an equivalent adjustment is made to the carrying value of the right-of-use assets, with the revised carrying amount being amortized over the remaining lease term.

For contracts that both convey a right to the Company to use an identified asset and require services to be provided to the Company by the lessor, the Company has elected to account for the entire contract as a lease. That is, it does not allocate any amount of the contractual payment to, and account separately for, any services provided by the supplier as part of the contract.

F-14

Stock-based compensation

The Company may grant stock options to buy Class A common shares of the Company to directors, officers, employees or consultants. The Company records stock-based compensation related to stock options granted using the fair-value based method which is estimated using the Black-Scholes option pricing model.

Estimating fair value for share-based compensation requires management to estimate the most appropriate inputs to the Black-Scholes option pricing model including the expected life of the option, volatility, and dividend yield. Actual results could differ from these estimates.

The fair value of stock options is measured at the grant date, and is recognized, together with a corresponding increase in contributed surplus in shareholders' deficit, over the period during which the performance or service conditions are fulfilled. The cumulative expense recognized for stock options at each reporting date until the vesting date reflects the extent to which this vesting period has expired and is the Company's best estimate of the number of shares that will ultimately vest. The expense or credit recognized for a year represents the difference in recognized cumulative expense between the beginning and the end of the year and is recognized in the consolidated statements of comprehensive loss.

When stock options are exercised or exchanged, the amounts previously credited to contributed surplus are reversed and credited to share capital. The amount of cash, if any, received from participants is also credited to share capital.

Research and development and government assistance

Research costs are expensed in the period incurred. Development costs are expensed in the period incurred unless the Company believes a development project meets generally accepted criteria for deferral and amortization in accordance with International Accounting Standard 38 – Intangible Assets. No development costs have been deferred as of December 31, 2024 and 2023.

Reimbursement of eligible costs pursuant to government assistance programs are recorded as government grant income when the related costs are incurred. Claims not settled by the reporting date are recorded as grants receivable on the consolidated statement of financial position when there is reasonable assurance of recovery. Funding amounts received in advance of expenses incurred are deferred and are recorded as deferred revenue on the consolidated statements of financial position.

Provisions, contingent assets and contingent liabilities

Provisions are recognized when all of the following conditions are met:

∙ an entity has a present obligation as a result of a past event;

∙ it is probable that an outflow of resources embodying economic benefit will be required to settle the obligation; and

∙ a reliable estimate can be made of the amount of the obligation.

Where the expenditure required to settle a provision is expected to be reimbursed by another party, the reimbursement is recognized as a separate asset when, it is virtually certain that reimbursement will be received if the Company settles the obligation. The expense relating to a provision is presented net of the amount recognized for a reimbursement.

Contingent liabilities, a possible obligation depending on whether some uncertain future event occurs, or a present obligation but payment is not probable or the amount cannot be measured reliably, are not recognized in balance sheets but are disclosed in notes to the consolidated financial statements.

Contingent assets are disclosed where an inflow of economic benefits is probable.

F-15

Standards and Interpretations not yet applied

There are no new accounting standards and interpretations that have been published that are mandatory for annual reporting period commencing January 1, 2024, and have not been early adopted by the Company.

New and amended standards adopted by the Company

The Company has not early applied the new standards and amendments for their annual reporting period commencing January 1, 2025.

5.	Accounts receivable

	2024	2023
Accounts receivable	$520,326	$560,265
Less: Provision for expected credit losses	(25,161)	(23,992)
	$495,165	$536,273

The provision for expected credit losses was determined based on historical loss rates and payment behavior from customers by major aging category, updated for estimates of forward-looking factors that may differ from past experience such as credit quality and industry factors. These updated loss rates were applied to aging categories to determine the expected credit losses on accounts receivable using the simplified approach. During the year ending December 31, 2024, the Company has estimated additional expected credit losses on its receivables, which is included in the operating expenses, amounting to $1,169 (2023 - $23,992) (Note 24).

Provision for expected credit losses
Cost:
December 31, 2022	$–
Additions	23,992
December 31, 2023	$23,992
Additions	1,169
December 31, 2024	$25,161

6.	Government grants

During the year ended December 31, 2024, the Company recognized $Nil (2023 – $627,450) in grant revenue from Sustainable Development Technology Canada ("SDTC”). The funding is provided to the Company to cover current year $Nil (91.33% for 2023) of expenses on a specified project including: labour, travel, equipment, sub-contractors and consultants, and other miscellaneous costs. The amount recognized in the current year is $Nil (2023 – $629,700) and has been reported under other income in the consolidated statements of comprehensive loss.

During the year ended December 31, 2024, the Company received $25,000 (2023 – $Nil) CanExport grant which supports the development of international R&D partnerships.

During the year ended December 31, 2024, the Company received $54,435 (2023 – $Nil) EcoCanada grant which offers wage subsidies to support environmental employers, for roles in sustainability, climate change, and natural resources.

Deferred government assistance income (cumulative to date)

	2024	2023
Deferred grant revenue from government loans	332,504	428,183
	$332,504	$428,183

F-16

Government grant revenue

	2024	2023
SDTC	$–	$629,700
Federal Economic Development Agency (Note 17)	82,089	82,089
Eco Canada	54,435	–
CanExport Innovation Grant	25,000	–
HASCAP (Note 17)	13,590	13,590
Canada Emergency Business Account (Note 17)	–	421
	$175,114	$725,800

7.	Inventory and prepaid inventory

	2024	2023
Finished goods	$1,393,062	$558,520

As of December 31, 2024, the inventory balances of $1,486,237 (2023 - $631,872) is net of provision balances of $102,089 (2023 – $107,358). Inventories of $1,673,751 (2023 - $539,678) were included in product costs. The product costs also include write-down of AXIS units during the year.

The Company also pays in advance for future inventories deliveries. Total prepaid inventories as of December 31, 2024 is $93,176 (2023 - $73,351).

During the year ended December 31, 2024, the Company has written-off its inventories amounting to $Nil (2023 - $48,517).

The Company changed the presentation from the prior year to break out the balance of prepaid inventory. The below table reflects these changes.

	2023 (updated)	2023 (as reported)
Inventory – Finished goods	$558,521	$631,871
Prepaid inventory	73,351	–

8.	Investment tax credit receivable

The Company claims Scientific Research and Development (SR&ED) and related investment tax credits for income tax purposes based on management's interpretation of the applicable legislation in the Income Tax Act of Canada. These claims are subject to audit by the Canada Revenue Agency ("CRA"). Included in investment tax credit receivable are amounts for SR&ED credits which are currently under review or are expected to come under review by the taxation authorities:

	2024	2023
Balance, opening	$277,000	$–
Additions	389,042	458,337
Recovered	(263,037)	(181,337)
Balance, ending	$403,005	$277,000

F-17

9.	Property and equipment

	Tooling	Office Equipment	Computer Equipment	Leasehold Improvement	ROU Assets	Total
Cost:
31-Dec-22	$159,772	$39,460	$58,490	$–	$–	$257,722
Additions	4,569	1,992	12,909	–	–	19,470
31-Dec-23	$164,341	$41,452	$71,399	$–	$–	$277,192
Additions	136,858	5,543	19,637	9,840	1,290,183	1,462,061
31-Dec-24	$301,199	$46,995	$91,036	$9,840	$1,290,183	$1,739,253

Accumulated depreciation:
31-Dec-22	$111,010	$21,577	$53,016	$–	$–	$185,603
Depreciation	10,125	3,718	6,718	–	–	20,561
31-Dec-23	$121,135	$25,295	$59,734	$–	$–	$206,164
Depreciation	22,327	3,728	11,974	422	271,352	309,803
31-Dec-24	$143,462	$29,023	$71,708	$422	$271,352	$515,967

Net carrying amounts:
31-Dec-23	$43,206	$16,157	$11,665	$–	$–	$71,028
31-Dec-24	$157,737	$17,972	$19,328	$9,418	$1,018,831	$1,223,286

10.	Intangible assets

Trademarks and patents
Cost:
December 31, 2022	$398,588
Additions	–
December 31, 2023	$398,588
Additions	7,392
December 31, 2024	$405,980
Accumulated amortization:
December 31, 2022	$99,088
Amortization	14,975
December 31, 2023	$114,063
Amortization	14,412
December 31, 2024	$128,475
Net carrying amounts:
December 31, 2023	$284,525
December 31, 2024	$277,505

The Company has capitalized the costs related to the design, development, filing, and registration of the patents. These patents have been amortized on a 5% declining balance basis.

F-18

11.	Accounts payable and accrued liabilities

	2024	2023
Credit cards payable	$281,605	$301,836
Trade accounts payable	1,560,624	469,022
Government remittances payable	101,403	782,944
	$1,943,632	$1,553,802

12.	Advances

	2024	2023
Advance [a]	$347,124	$17,372
Advance [b]	2,252	1,898
Advance [c]	39,251	–
	$388,627	$19,270

[a] Advance

The Company entered into various agreements with the entity and received $208,874 ($165,600 USD) in 2021 with similar repayment terms. During the year, the Company received $631,372 (2023 - $Nil) and repaid $303,146 (2023 -$27,360). The other movements in this advance pertains to foreign exchange revaluation.

[b] Advance

On January 7, 2021, the Company entered into an agreement and received $49,463 ($39,000 USD) from an entity affiliated with a channel partner. Repayment of the amount advanced plus $7,984 ($6,295 USD) was made by transferring 30% of payments from the channel partner to the affiliated entity. On November 30, 2021, the Company entered into an agreement and received $38,232 ($30,000 USD) from the entity with similar repayment terms. During the year, the Company received $39,224 (2023 - $22,484) and repaid $39,411 (2023 - $25,218). The other movements in this advance pertains to foreign exchange revaluation.

[c] Advance

On May 7, 2024, the Company entered into a new agreement and received $55,000 from a financing company. On October 10, 2024, the Company entered into another agreement and received $65,000. Repayment of the amount advanced is to be repaid made through weekly payment according to pre-determined schedule. The advance carries an effective interest rate of 10% per annum. During the year, the Company received $120,000 and repaid $80,749.

All interest and fees associated with the above advances have been recorded through other interest and charges. Total non-cash interest (income)/expense in 2024 is ($50,971) (2023 - $65,239).

13.	Term debt

	2024	2023
Term loans	$2,073,856	$2,010,284
Term loans issued with warrants	691,279	1,557,081
Total term loans	2,765,135	3,567,365
Less: Current portion	639,356	305,891

Non-current term loans	$2,125,779	$3,261,474

F-19

Term loans

During 2020, the Company borrowed $49,903 repayable on maturity dates ranging from March 12, 2020 to June 22, 2021 with accrued interest calculated weekly at a rate ranging from 22%-26% per annum.

During 2021, the Company borrowed $215,000 from a lender repayable on maturity dates ranging from April 2, 2021 to July 5, 2022 with accrued interest calculated weekly at a rate 22.3% per annum.

During 2021, the Company borrowed USD $192,815 under a promissory note. The repayment amount is two times the amount of the loan and repayments begin quarterly beginning December 22, 2022. The amount of each quarterly repayment will be 10% of the revenue earned by the Company in the quarter immediately preceding the repayment, and quarterly repayments will continue until the loan is repaid in full. During 2022, the Company borrowed an additional $145,669 under a promissory note with the same terms and condition as the original note.

The Company received a series of loans from the CEO’s father, totaling $270,000 as of December 31, 2021 and December 31, 2022 (Note 22). These loans are unsecured and carry a 10% simple interest, paid semi-annually, with a 12 month maturity and option to renew. The option to renew has been exercised by both parties through 2025 .

On December 6, 2024, the Company entered into a $270,118 financing agreement with the consignor. This consignment agreement allows the Company to expand its sales partner with expanded consignment opportunity. The loan is secured by a lien on consignment inventory. The agreement permits the lender to expand the collateral to include all Company assets, if payment defaults exceed $50,000 cumulatively or any payment remains overdue by 30+ days.

During December 31, 2024, the Company received a total of $388,673 and repaid $1,104,151. During December 31, 2023, the Company received a total of $678,813 and repaid $1,765,451.

Term loans issued with warrants

On May 2, 2018, the Company borrowed $1,119,750 and $400,000 USD repayable on April 30, 2021 from various lenders. Interest is calculated and payable monthly at a rate of 1.41667% per month. As part of the issuance of the term loans, the lenders received warrants (Note 15).

Under IAS 32 Financial Instruments: Disclosure and Presentation: The proceeds of the term loans were allocated between the term loan principle, and the warrants, based on the relative fair values of the two instruments. This resulted in $1,349,131 being allocated to term loans and $282,965 being allocated to warrants. The warrants are classified as a liability in accordance with IAS 32 since the amount of shares to be received upon exercise is not a fixed amount. These warrants are subsequently remeasured at their fair value each reporting period.

The loans are secured by a general security agreement over the assets of the Company and personal security from a shareholder for 30% of the principal amount.

During 2022, portion of term loans issued with warrants has extended the maturity date to June 30, 2024. During the year ended December 31, 2024, portion of the term loans issued with warrants were further extended to April 30, 2026.

SRED and SDTC financing

The Company borrowed the following amounts repayable on or before the earlier of three business days after receipt of the Scientific Research and Experimental Development Tax claim filed for December 31, 2019 (the "2019 SR&ED") claim or November 6, 2020. Furthermore, any funding received from the Sustainable Development Technology Canada (“SDTC”) must be used to pay down the outstanding balance of the loan on or before three business days after receipt of the funding.

December 31, 2022	$488,536
Repayments	(541,627)
Accrued interest	53,091
December 31, 2023	$–
Repayments	–
December 31, 2024	$–

F-20

Interest compounds monthly at an annual rate of 32.15%.

This facility is secured by a general security agreement over the assets of the Company, the 2019 SR&ED claim, and proceeds from SDTC claims.

On March 24, 2021, the maturity date of the loan was extended to March 24, 2022, and the interest was revised to an annual rate of 24.60% from September 1, 2020 onwards. On March 22, 2022, the Company and lender agreed to convert compounding interest into monthly simple interest payments at 22.2% per annum on all outstanding balances starting April 1, 2022. In November 2022, the maturity date of the loan was extended to March 24, 2023. The Company also agreed that any current and future SDTC and SR&ED tax claims will be directly applied to the outstanding principal of the loans. During 2023, the full balance was repaid.

There is no movement in the account during the year ended December 31, 2024.

14.	Notes payable and convertible notes payable

Notes payable

During 2024, the Company received $5,543,876 and repaid $395,537 from promissory notes without conversion features issued by RYSE USA, Inc. which shall be due and payable in twelve (12) months after the effective date of the note. The interest rate is equal to eighteen percent (15-18%) per annum which shall be payable on a monthly basis. The other movements in this account pertains to foreign exchange revaluation.

During the year ended December 31, 2024, notes payable amounting to $217,809 was paid in exchange for 121,400 Common B shares.

Total notes payable for the year ended December 31, 2024 is $7,510,878 (2023 - $2,292,381).

Convertible notes payable

On February 22, 2022, the Company issued 119,050 Class A and 186,432 Class B shares on convertible notes with fair value amounting to $1,123,777 and $1,760,915, respectively. All convertible notes issued prior to December 31, 2022 were converted.

For the year ended December 31, 2023, the Company issued additional convertible debentures amounting to $400,000 with stated interest rates of 18% per annum. However, these debentures are short-term in nature and are due and payable 12 months from the date of issuance of the Note. During the year ended December 31, 2024, the lenders opted to extend the debt for another 12 months. The convertible notes include a conversion feature that allows for conversion under one of the following two conditions:

(a)	the convertible debentures convert automatically upon a qualified equity financing greater than $2,500,000 at a discount of 20% from the transaction price:

(b)	at maturity, the holder of the convertible debenture has the option to convert at a price equal to the price per common share of $1 USD or be repaid.

For the year ended December 31, 2024, the Company issued additional convertible debentures amounting to $27,000 with stated interest rates of 15% per annum. However, these debentures are short-term in nature and are due and payable 12 months from the date of issuance of the Note. The notes include a conversion feature.

Due to the short-term nature of these newly issued convertible debentures, the fair value was deemed to approximate its face value.

F-21

15.	Warrants

Warrant liabilities

[a] May 2, 2018

On May 2, 2018, the Company issued warrants as part of the term debt described in Note 13 – term loans issued with warrants, which are classified as a liability. The warrants have an exercise price of the lesser of $3.69 before share split ($0.369 after share split) and the most recent cash issue price paid in a qualifying financing to obtain one Class A common share. The warrants vest immediately and are exercisable for 5 years from issuance.

On December 26, 2022, the Company extended expiry date of some warrants to April 30, 2026. Currently issued warrants were canceled and new warrants were issued to reflect the extended maturity date and adjusted number of Class A Common Shares of the Company that may be purchased by the holder of the warrants as a result of a 1:10 split of the Class A Common Shares.

During 2023, 50,000 of the total warrants expired and were not included in the extension until April 30, 2026.

The management considered the carrying value of the Company’s warrant liabilities is approximately equal to their fair value.

Warrants in equity

[b] April 1, 2019

On April 1, 2019, the Company issued warrants for services to a non-employee. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 – Share-based payment (IFRS 2) as the value of the services could not be estimated reliably. The warrants have an exercise price of $4.91 to obtain one Class A common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[c] December 7, 2019

On December 7, 2019, the Company issued warrants to settle interest due on a term loan. The transaction was valued at the fair value of the instruments in accordance with IFRS 9. The warrants have an exercise price of $5.33 to obtain one Class A common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[d] December 7, 2019

On December 7, 2019, the Company issued warrants to settle interest due on a term loan. The transaction was valued at the fair value of the instruments in accordance with IFRS 9. The warrants have an exercise price of $3.18 to obtain one Class A common share. The warrants vest immediately and are exercisable for 5 years from issuance and have been valued using the Black-Scholes Model.

[e] December 7, 2019

On December 7, 2019, the Company issued warrants for services to a non-employee. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $5.65 to obtain one Class A common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[f] December 7, 2019

On December 7, 2019, the Company issued warrants to settle interest due on a term loan. The warrants have an exercise price of $3.64 to obtain one Class A common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[g] April 30, 2021

On April 30, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

F-22

[h] August 17, 2021

On August 17, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[i] October 29, 2021

On October 29, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[j] December 21, 2021

On December 21, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[j] December 21, 2021

On December 21, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[k] February 28, 2022

On February 28, 2022, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[l] May 4, 2022

On May 4, 2022, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of USD$7.13 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

Share split

On May 8, 2022, the Company amended its Articles of Incorporation to subdivide and split the shares in the capital of the Company on the basis of ten (10) shares for every one (1) share held. The share split resulted to an increase in warrants by 2,292,129 shares and 445,644 shares for warrants in liabilities and equity, respectively. Exercise price are one tenth (1/10) of the initial value at the date of grant.

Warrants after share split

 [m] June 7, 2022

On June 7, 2022, the Company issued warrants as part of the investment to the Company. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of US$0.713 to obtain one Class B common share. The warrants vest immediately and are exercisable for 2 years from issuance and have been valued using the Black-Scholes Model.

[n] July 25, 2022

On July 25, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $0.01 USD and have been valued using the Black-Scholes Model.

F-23

[o] October 24, 2022

On October 24, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $0.713 USD and have been valued using the Black-Scholes Model. This was exercised in 2023.

[p] November 9, 2022

On November 9, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $1.00 USD and have been valued using the Black-Scholes Model.

[q] November 9, 2022

On November 9, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $0.01 USD and have been valued using the Black-Scholes Model.

[r] November 15, 2022

On November 15, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 2 years from issuance with exercise price of $1.00 USD and have been valued using the Black-Scholes Model.

[s] November 24, 2022

On November 24, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $1.00 USD and have been valued using the Black-Scholes Model.

[t] April 28, 2023

On April 28, 2023, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $1.00 per Warrant Share to obtain one Class B common share. The warrants vest immediately and are exercisable for 5 years from issuance and have been valued using the Black-Scholes Model.

[u] July 26, 2023

On July 26, 2023, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $1.00 per Warrant Share to obtain one Class B common share. The warrants vest immediately and are exercisable for 5 years from issuance and have been valued using the Black-Scholes Model.

[v] December 9, 2024

On December 9, 2024, the Company issued warrants in exchange for consulting services from a contractor. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $0.01 per Warrant Share to obtain one Class B common share. The warrants vest immediately and are exercisable for 20 years from issuance and have been valued using the Black-Scholes Model.

	Number of warrants	Warrant liability amount	Warrant equity amount
December 31, 2022	4,318,571	$1,709,443	$1,112,329
Warrants issued	1,005	–	475
Warrants exercised	(1,024,000)	–	(818,328)
Expiration of warrants	(50,000)	(33,560)	–
Fair value revaluation	–	–	285
December 31, 2023	3,245,576	$1,675,883	$294,761
Warrants issued	10,000	–	25,105
Expiration of warrants	(213,401)	–	(49,665)
December 31, 2024	3,042,175	$1,675,883	$270,201

F-24

Warrants before share split

	Number of warrants	Number of common shares exercisable into	Exercise price	Expiry date
May 2, 2018 [a]	254,681	254,681	$3.69	May 2, 2023
April 1, 2019 [b]	10,000	10,000	$4.91	April 1, 2029
December 7, 2019 [c]	4,690	4,690	$5.33	December 7, 2029
December 7, 2019 [d]	15,730	15,730	$3.18	December 7, 2024
December 7, 2019 [e]	11,502	11,502	$5.65	December 7, 2029
December 7, 2019 [f]	5,494	5,494	$3.64	December 7, 2029
April 30, 2021 [g]	408	408	$9.48	April 30, 2031
August 17, 2021 [h]	138	138	$9.48	August 17, 2031
October 29, 2021 [i]	153	153	$9.48	October 29, 2031
December 21, 2021 [j]	160	160	$9.48	December 21, 2031
February 28, 2022 [k]	891	891	$9.48	February 28, 2032
May 4, 2022 [l]	350	350	$7.13USD	May 4, 2032
	304,197	304,197

Warrants after share split

	Number of warrants	Number of common shares exercisable into	Exercise price	Expiry date
May 2, 2018 [a]	2,546,810	2,546,810	$0.369	April 30, 2026
April 1, 2019 [b]	100,000	100,000	$0.491	April 1, 2029
December 7, 2019 [c]	46,900	46,900	$0.533	December 7, 2029
December 7, 2019 [d]	157,300	157,300	$0.318	December 7, 2024
December 7, 2019 [e]	115,020	115,020	$0.565	December 7, 2029
December 7, 2019 [f]	54,940	54,940	$0.364	December 7, 2029
April 30, 2021 [g]	4,080	4,080	$0.948	April 30, 2031
August 17, 2021 [h]	1,380	1,380	$0.948	August 17, 2031
October 29, 2021 [i]	1,530	1,530	$0.948	October 29, 2031
December 21, 2021 [j]	1,600	1,600	$0.948	December 21, 2031
February 28, 2022 [k]	8,910	8,910	$0.948	February 28, 2032
May 4, 2022 [l]	3,500	3,500	$0.713USD	May 4, 2032
June 7, 2022 [m]	56,101	56,101	$0.713USD	June 7, 2024
July 25, 2022 [n]	56,500	56,500	$0.01USD	July 25, 2042
October 24, 2022 [o]	1,024,000	1,024,000	$0.713USD	October 24, 2042
November 9, 2022 [p]	66,500	66,500	$1.00USD	November 9, 2042
November 9, 2022 [q]	37,000	37,000	$0.01USD	November 9, 2042
November 15, 2022 [r]	7,000	7,000	$1.00USD	November 15, 2024
November 24, 2022 [s]	29,500	29,500	$1.00USD	November 24, 2042
April 28, 2023 [t]	350	350	$1.00USD	April 28, 2028
July 26, 2023 [u]	655	655	$1.00USD	July 26, 2028
December 9, 2024 [v]	10,000	10,000	$0.01USD	December 9, 2044
	4,329,576	4,329,576
Less:
Warrants exercised (o)	(1,024,000)	(1,024,000)
Expiration of warrants (a,d,m)	(263,401)	(263,401)
	3,042,175	3,042,175

F-25

The following assumptions were used to calculate the fair values at:

	2024	2023
Time to expiry in years	20	2.33
Expected volatility	44%	52%
Risk-free rate	3.16%	3.77%
Share price before share split	$9.19	$9.19
Exercise price before share split	$0.10	$3.69
Exercise price after share split	$0.01	$0.369

The weighted average exercises price for the total outstanding warrants at December 31, 2024 was $0.40 (2023 – $0.40).

A sensitivity analysis was performed to calculate the impact to the fair value of warrants issued in 2024 if the share price will increase (decrease) by 5%. Total impact on the fair value was less than $2,000.

16.	Due to shareholders

The balances due to shareholders are unsecured, non-interest bearing, with no specific terms of repayment.

17.	Government loans

Canada Emergency Business Account (“CEBA”)

The Company borrowed $40,000 on April 23, 2020 and an additional $20,000 on December 16, 2020 under the CEBA program. The CEBA was offered in the context of the COVID-19 pandemic, and is an interest-free revolving line until December 31, 2022. Any outstanding balance on January 1, 2023 becomes a term loan carrying an interest rate of 5% per annum. No principal repayment is required before December 31, 2022, and only interest payments are required thereafter until the full principal is repaid no later than December 31, 2025. Repaying the outstanding balance of the loan (other than the amount available to be forgiven) on or before December 31, 2022 will result in a single tranche of loan forgiveness up to $20,000 based on a blended rate:

●	25 percent on the first $40,000; plus
●	50 percent on amounts above $40,000 and up to $60,000

The fair value of the debt of $22,383 was calculated using an effective rate of 24%, which corresponds to a rate that the Company would have obtained for a similar loan. The book value at December 31, 2024 was nil (2023 - $43,949).

During the year ended December 31, 2023, $421 was recorded as government grant revenue on the consolidated statements of comprehensive loss. Deferred grant revenue is recognized over the interest free period of the loan. During the year ended December 31, 2024, CEBA loan of $43,949 was forgiven and fully paid off.

Federal Economic Development Agency (“FedDev”) Loan

In December 2020, the Company borrowed $139,875 from FedDev as part of its Regional Economic Growth Through Innovation program.  The loan is interest-free, and the principal is to be repaid in equal monthly installments from January 1, 2023 to December 1, 2027. The fair value of the debt of $55,671 was calculated using an effective rate of 24%, which corresponds to a rate that the Company would have obtained for a similar loan.

On April 1, 2021, the Company borrowed an additional $810,125 from FedDev under the same terms. The fair value of the debt of $395,441 was calculated using an effective rate of 24%, which corresponds to a rate that the Company would have obtained for a similar loan.

F-26

The book value at December 31, 2024 was $485,740 (2023 - $545,416). During the year ended December 31, 2024, $82,089 (2023 - $82,089) was recorded as government grant revenue on the consolidated statements of comprehensive loss. Deferred grant revenue is recognized over the interest free period of the loan.

Highly Affected Sectors Credit Availability Program (“HASCAP”) Loan

On July 20, 2021, the Company borrowed $250,000 from a financial institution. The debt is guaranteed by the Business Development Bank of Canada as part of its Highly Affected Sectors Credit Availability Program. The loan carries an interest rate of 4% per annum. Monthly interest-only payments are required for the first twelve months, and principal is to be repaid in equal monthly instalments from August 20, 2022 to July 20, 2031.

The fair value of the debt of $114,102 was calculated using an effective rate of 24%, which corresponds to a rate that the Company would have obtained for a similar loan. The book value at December 31, 2024 was $115,589 (2023 - $122,695). During the year ended December 31, 2024, $13,590 (2023 - $13,590) was recorded as government grant revenue on the consolidated statement of comprehensive loss. Deferred grant revenue is recognized over the interest free period of the loan.

Government loans, December 31, 2022	$753,318
Accretion	144,029
Payment	(191,313)
Government loans, December 31, 2023	$706,034
Accretion	117,574
Payment	(178,330)
Forgiveness of government loan	(43,949)
Government loans, December 31, 2024	$601,329

Short-term portion	$286,465
Long-term portion	$314,864

18.	Share capital

Authorized
Unlimited	Class A Common shares
Unlimited	Class B Common Shares, non-voting, non-participating

Issued after share split		2024	2023
35,572,451	Class A Common shares	$4,965,656	$4,965,656
12,336,138	Class B Common shares	$14,036,796	$9,609,598

On December 28, 2020, the Company filed and an Offering Statement and a Preliminary Offering Circular (“OC”) under Regulation A with the Securities and Exchange Commission (“SEC”). On February 22, 2021, the SEC qualified the Offering Statement. The Company may offer a maximum of 2,104,718 Class B Common Shares at $7.13USD per share ($0.173USD per share after share split on May 8, 2022). During 2021, the Company sold 67,231 Class B Common shares for proceeds of $644,733, and incurred share issuance costs of $80,160.

On February 22, 2022, the Company issued 119,050 Class A and 186,432 Class B shares on convertible notes with fair value amounting to $1,123,777 and $1,760,915, respectively. During the year ended December 31, 2022, the Company issued 185,637 Class A Common shares for proceeds of $214,360. In addition, the Company issued 722,807 Class B Common shares, for total proceeds of $1,911,505 during the same period. Share issuance costs directly attributable to the issuance of Class B Common shares totaled $17,378.

On May 8, 2022, the Company amended its Articles of Incorporation to subdivide and split the shares in the capital of the Company on the basis of ten (10) shares for every one (1) share held. The share split resulted in an increase in Class A and B Common Shares by 31,887,504 shares and 2,951,991 shares, respectively.

F-27

On May 11, 2022, the Company filed an Offering Statement under Regulation A with the SEC. The Offering Statement was qualified on July 27, 2022. The Company is offering a maximum of 25,000,000 Class B Common Shares at $1.00USD per share (the "2022 Regulation A Offering”). As of December 31, 2022, the Company issued 339,451 Class B Common shares for proceeds of $339,451 in the 2022 Regulation A Offering. In addition, the Company issued 141,770 Class B Common shares for proceeds of $141,770 during the same period in a concurrent private placement in Canada.

During the year ended December 31, 2022, the Company issued 280,270 Class B Common shares at $0.713 per share, for proceeds of $134,260USD and $100,000 under Regulation D and a private placement in Canada.

During the year ended December 31, 2023, the Company issued 1,053,768 Class B Common Shares at $1.00USD per share, for proceeds of $1,053,768USD in the 2022 Regulation A Offering. In addition, the Company sold 229,850 shares at $1.00USD per share, for proceeds of $229,850USD during the same period in a concurrent private placement in Canada.

On August 23, 2023, the Company filed an amendment to the Offering Statement under Regulation A with the SEC, which was qualified on August 31, 2023 (the “2023 Offering Statement”). The Company is offering a maximum of 20,000,000 Class B Common Shares at $1.25USD per share.

During the year ended December 31, 2023, the Company issued 1,190,391 Class B Common Shares (including bonus shares) at $1.25USD per share, for proceeds of $1,394,302USD under the 2023 Offering Statement. In addition, the Company sold 196,093 shares (including bonus shares) at $1.25USD per share, for proceeds of $240,778USD during the same period in a concurrent private placement in Canada. A total of 77,621 bonus shares were issued during the year 2023.

During the year ended December 31, 2023, the Company issued 2,347,253 Class B Common shares at $0.713USD per share, for proceeds of $578,000USD and $1,500,000USD under Regulation D and a private placement in Canada.

During the year ended December 31, 2024, the Company issued 121,400 Class B Common Shares to pay of the remaining balance of certain notes payables amounting to $153,603.

During the year ended December 31, 2024, the Company issued 6,000 Class B Common Shares at a price of $1.00USD per share, generating proceeds of $6,000USD.

In addition, the Company issued 52,600 Class B Common Shares, including bonus shares, at a price of $1.25USD per share, generating proceeds of $25,000USD.

Additionally, the Company issued 2,181,494 Class B Common Shares, including bonus shares, at a price of $1.50USD per share for total proceeds of $3,055,700USD.

Furthermore, the Company issued 1,032,628 Class B Common Shares, at a price of $1.75USD per share. including bonus shares, in exchange for consideration totaling $1,671,415USD.

The total share issuance cost for the year ended December 31, 2024 is $2,138,588 (2023 - $438,895).

19.	Stock-based compensation

The Company may grant stock options to the Board, certain employees and consultants, that allow each participant to purchase Class B common shares of the Company. The exercise price of each stock option is equal to the fair value of the underlying Class B common share when the stock option was granted. Stock options vest quarterly over terms ranging from 2 to 4 years. Stock options have a 10-year term. Employees and consultants also have the benefit of cashless exercise wherein employees and consultants are not required to pay in cash to exercise the option, rather, the option plan allows the use of equity built up in the option to pay the exercise price.

On May 8, 2022, the Company amended its Articles of Incorporation to subdivide and split the shares in the capital of the Corporation on the basis of ten (10) shares for every one (1) share held. The share split resulted to an increase by 3,970,584 stock options. In addition, the Company granted additional 3,598,459 stock options in 2022 with the same exercise price and expiration date.

F-28

A summary of stock option activity under the plan is as follows:

	Number of stock options	Weighted average exercise price
December 31, 2018	413,605	$1.00
Granted	27,571	1.00
December 31, 2019	441,176	$1.00
Granted	–	1.00
December 31, 2020	441,176	$1.00
Granted	–	1.00
December 31, 2021	441,176	$1.00
Share split	3,970,584	/10
Granted	2,458,699	0.10
December 31, 2022	6,870,459	$0.10
Granted	231,968	0.10
Expired/not vested	(199,311)	0.10
December 31, 2023	6,903,116	$0.10
Granted	548,824	0.09
December 31, 2024	7,451,940	$0.10
Options exercisable - December 31, 2024	6,919,486	$0.10

The Company uses the fair value method for recording compensation expense related to stock-based instruments awarded to employees, consultants, officers, and the Board in accordance with IFRS 2. For the purpose of expensing stock options each tranche in an award is considered a separate award with its own vesting period and grant date fair value. Compensation expense is recognized over the tranche's vesting period by increasing contributed surplus based on the number of awards expected to vest.

For options granted in 2024 and 2023, the fair value of each stock option on the date of the grant was estimated using the Black-Scholes option pricing model as set out below.

	2024	2023
Risk-free interest rate	3.18%-3.62%	3.26%
Estimated volatility	43.5%-50.8%	59%
Dividend yield	–	–
Expected life (in years)	10.00	10.00
Weighted average share price at grant date	$0.36	$0.30
Weighted average fair value after share split	$0.345	$0.259

Expected volatility has been based on an evaluation of the historical volatility of companies within the same industry as the Company, particularly over the historical period commensurate with the expected term.

As at December 31, 2024, the weighted average remaining contractual life of stock options was 8.41 years (2023 – 3.21 years).

20.	Capital management

The Company's objectives when managing capital are to safeguard its ability to continue as a going concern while providing a return to its shareholders. The capital structure of the Company is composed of long-term debt, convertible notes, warrant liability, and equity attributable to the Company's shareholders. The Company's primary uses of capital are to finance the development of its technology. The Company's objectives in managing capital are: (i) to maintain sufficient working capital to meet current financial obligations and continue as a going concern; (ii) to maintain investor and creditor confidence; and (iii) to sustain future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. As at December 31, 2024, total managed capital was $38,145,882 (2023 - $28,845,889).

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21.	Financial instruments

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair value. The three levels of the fair value hierarchy are:

∙	Level 1 - Quoted (unadjusted) market prices in active markets for identical assets or liabilities:

∙	Level 2 - Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable; and

∙	Level 3 - Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

The carrying value of cash, accounts receivable, accounts payable and accrued liabilities, advances, and, due to shareholders approximate their fair values due to the relatively short-term maturities of these financial instruments.

	Fair value hierarchy level	2024	2023
Cash	Level 1	$397,638	$252,702
Accounts receivable	Level 2	495,165	536,273
		$892,803	$788,975

Bank indebtedness	Level 1	$78,068	$–
Accounts payable and accrued liabilities	Level 2	1,943,632	1,553,802
Advances	Level 2	388,627	19,270
Notes payable	Level 2	7,510,878	2,292,381
Fair-value of convertible notes	Level 3	427,000	400,000
Term loans	Level 3	2,765,135	3,567,365
Warrant liability	Level 3	1,675,883	1,675,883
Lease liabilities	Level 3	1,141,223	–
Due to shareholders	Level 2	3,759,537	4,079,348
Government loans	Level 3	601,329	706,034
		$20,291,312	$14,294,083

The Company is exposed to the following risks by virtue of its activities: Credit Risk – Cash is primarily invested with one major bank in Canada and a bank in the United States. Management believes that the financial institutions that hold the Company’s cash are financially sound and, accordingly, minimal credit risk exists with respect to this asset. The accounts receivable balance is mainly due from one large retailer which has been assessed for expected credit losses and no significant allowance has been determined. The maximum credit risk is the sum of its cash and accounts receivable. None of the Company’s financial assets are secured by collateral or other credit enhancements. During the year ending December 31, 2024, the Company has estimated a provision for expected credit losses from its receivables amounting to $1,169 (2023 - $23,992) (Note 5). Apart from the receivables, the Company determined that there were no financial assets that required valuation allowance. All the revenue is generated through e-commerce platform in North America.

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Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rate. The Company enters into foreign currency purchase and sale transactions and has assets and liabilities denominated in foreign currencies resulting in expose to the financial risk of earnings fluctuations arising from changes in foreign exchange rates and the degree of volatility of these rates. The Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's financial instruments denominated in foreign currencies expressed in Canadian dollars and the exchange rate $1.44 Canadian dollars per $1 U.S. dollars during 2024 ($1.32 CAD per $1 USD in 2023) used at the balance sheet date are as follows:

	Currency	2024	2023
Cash	U.S. dollar	$131,611	$71,052
Accounts payable and accrued liabilities	U.S. dollar	$1,143,031	$348,773
Advances	U.S. dollar	$349,376	$14,570
Notes payable	U.S. dollar	$7,510,878	$1,733,239
Term loans	U.S. dollar	$–	$608,440

Liquidity Risk - Liquidity risk arises from the Company will encounter difficulties in meeting its obligations associated with its financial liabilities. The Company is exposed to this risk mainly with respect to its accounts payable and accrued liabilities, advances, term loans, and convertible debts balances. The Company manages its liquidity risk by monitoring its operating requirements (Note 2).

	Carrying amount	Contractual cash flow	1 Year	2-7 years
December 31, 2024
Bank indebtedness	$78,068	$78,068	$78,068	$–
Accounts payable and accrued liabilities	1,943,632	1,943,632	1,943,632	–
Advances	388,627	388,627	388,627	–
Notes payable	7,510,878	7,510,878	7,510,878	–
Due to shareholders	3,759,537	3,759,537	–	3,759,537
Lease liabilities	1,141,223	1,391,935	345,652	1,046,283
Term loans	2,765,135	2,765,135	639,356	2,125,779
Government loans	601,329	851,420	286,465	564,955
	$18,188,429	$18,689,232	$11,192,678	$7,496,554
December 31, 2023
Bank indebtedness	$–	$–	$–	$–
Accounts payable and accrued liabilities	1,553,802	1,553,802	1,553,802	–
Advances	19,270	19,270	19,270	–
Notes payable	2,292,381	2,292,381	2,292,381	–
Due to shareholders	4,079,348	4,079,348	–	4,079,348
Term loans	3,567,365	3,567,365	305,891	3,261,474
Government loans	706,034	1,077,227	226,140	851,087
	$12,265,484	$12,589,393	$4,397,484	$8,191,909

22.	Compensation of key management and related party transactions

Key management includes the Company's Board and key officers. Compensation awarded to key management included:

	2024	2023
Salaries and benefits	$80,000	$167,500

Term loan with related parties

At December 31, 2024, $270,000 (December 31, 2023 - $270,000) of term loans were owed to a relative of the CEO (Note 13).

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23.	Income taxes

The Company's effective income tax rate is made up as follows:

	2024	2023

Loss before income tax	$(8,401,205)	$(5,220,930)
Statutory tax rate	26.5%	26.5%

Expected income tax benefit	(2,226,319)	(1,383,546)
Non-deductible expenses and permanent differences	509,154	434,016
Change in deferred tax assets not recognized	1,717,165	949,530
	$–	$–

Deferred tax assets and liabilities

The tax effects of temporary differences that give rise to the deferred income tax assets at December 31, 2024 and 2023 are as follows:

	2024	2023
Non-capital loss	$6,409,361	$5,094,600
SRED pools	243,576	243,576
Property and equipment	(13,548)	9,058
Share issuance costs	526,755	101,745
	7,166,144	5,448,979
Deferred income tax assets not recognized	(7,166,144)	(5,448,979)
	$–	$–

As at December 31, 2024, the Company has non-capital losses carried forward of $24,196,742 (2023 - $19,224,904) available to reduce future years taxable income. The losses expire in 2033 - 2044.

24.	Expenses by nature

	2024		2024
	Product costs	Operating expenses	Product costs	Operating expenses
Advertising and promotion	$–	$1,543,277	$–	$1,058,601
Depreciation and amortization (Note 9, 10)	–	324,214	–	35,536
Freight and shipping	–	477,561	–	351,856
Inventory (Note 7)	1,673,751	–	539,678	–
Office and general	–	2,063,904	–	1,997,568
Short term rentals (Note 26)	–	22,290	–	12,345
Expected credit losses from receivables (Note 5)	–	1,169	–	23,992
Research and development	–	502,023	–	166,025
Salaries and benefits	–	1,574,014	–	1,286,281
Stock-based compensation (Note 19)	–	773,899	–	551,428

	$1,673,751	$7,282,351	$539,678	$5,483,632

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25.	Finance expense

	2024	2023
Interest on term loans (Note 13)	$1,448,268	$678,075
Term loan with warrants interest (Note 13)	269,876	304,151
Interest in leases (Note 26)	112,014	–
Accretion on government loans (Note 17)	117,574	141,029
SRED and SDTC financing interest (Note 13)	–	76,164
Other interest and charges	145,029	177,421
	$2,092,761	$1,376,651

26.	Leases

The Company has entered into a lease for office space in Toronto and a lease for a vehicle. The leases are included in the consolidated statements of financial position as a right-of-use asset and lease liability. The vehicle lease began on May 31, 2023 and has a 4-year term. The Company has an option to purchase the vehicle at the end of the lease. The office lease started on January 1, 2024, it has a 5-year term, and there is no purchase option at the end of the lease term. The Company has provided a security deposit totaling $22,736 as of December 31, 2024. The security deposit is classified as a non-current asset on the consolidated statement of financial position, as it is expected to be returned at the end of the lease term, subject to the terms of the lease agreement. During the year ended December 31, 2024, interest expense incurred on lease liabilities is $112,014 (2023 - $Nil) (Note 25).

Other short term rentals included in the operating expenses amounted to $22,289 for the year ended December 31, 2024 (2023 - $12,345) (Note 25).

Lease Liabilities

	Vehicle	Office	Total
31-Dec-23	$–	$–	$–
Additions	67,995	1,222,188	1,290,183
Lease Payments	(23,152)	(125,808)	(148,960)
31-Dec-24	$44,843	$1,096,380	$1,141,223
Less: Current portion	(17,045)	(223,337)	(240,382)
Non-current portion	$27,798	$873,043	$900,841

The following table presents the future cash flow from the two lease agreements as of December 31, 2024 for the next 5 years.

	2025	2026	2027	2028	Thereafter	Total
Lease Payments	$240,661	$280,227	$297,988	$322,347	$–	$1,141,223
Finance Charges	104,991	78,489	49,222	18,009	–	250,711
Future undiscounted payments	$345,652	$358,716	$347,210	$40,356	$–	$1,391,935

Additions to ROU assets and carrying amounts at the end of the reporting periods as well as depreciation charges are presented in Note 9.

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27.	Supplemental cash flow information

	2024	2023
Non-cash value of share issuance through exercise of warrants	$–	$818,328
Non-cash value of convertible notes converted to Common B Shares	217,809	–
Non-cash value of recognition of ROU assets & liabilities	1,290,183	–

28.	Subsequent Events

No material events or transactions have occurred during this period that would require adjustment to or disclosure in the financial statements for the year ended December 31, 2024.

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EXHIBITS

The following exhibits are filed with this Offering Circular:

2.1	Certificate and Articles of Incorporation as Amended*

2.2	Bylaws as Amended*

2.3	Certificate of Share Split Amendment*

4.1	Form of Subscription Agreement*

6.1	Voting Trust Agreement as Amended*

6.2	Shareholders Agreement as Amended*

6.3	Employment Agreement Marc Bishara*

6.4	Lease (portions of this exhibit have been omitted)*

6.5	Agreement with Dealmaker*

11.1	Auditor’s consent*

12.1	Opinion of Dodson Robinette PLLC

* Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, on September 9, 2025.

RYSE Inc.

By:	/s/ Trung Pham
Name:	Trung Pham
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Trung Pham	Chief Executive Officer, Director	September 9, 2025
Trung Pham	(Principal Executive Officer, Principal Accounting/Financial Officer)

50